Filed Pursuant to Rule 424(b)(3)
Registration No. 333-189967

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
ProShares Ultra VIX Short-Term Futures ETF (UVXY)	S&P 500 VIX Short-Term Futures Index	$8,000,000,000
ProShares VIX Short-Term Futures ETF (VIXY)	S&P 500 VIX Short-Term Futures Index	$3,250,000,000

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series (each a “Fund” and collectively, the “Funds”). The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of either or both of the two series of the Trust listed above (each, a “VIX Fund” and collectively, the “VIX Funds”) or other series of the Trust, which represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Please note that the Trust has series other than those that comprise the VIX Funds. Each VIX Fund’s Shares will be offered on a continuous basis from time to time.

The Shares of ProShares Ultra VIX Short-Term Futures ETF (the “Ultra Fund” or the “Geared Fund”) and the Shares of ProShares VIX Short-Term Futures ETF (the “Matching Fund”) are listed on the New York Stock Exchange Archipelago (the “NYSE Arca”) under the ticker symbols shown above. The VIX Funds are benchmarked to an index comprised of VIX futures contracts (as defined herein). The Matching Fund seeks results (before fees and expenses) that, both over a single day and over time, match the performance of the index. The Ultra Fund seeks results (before fees and expenses) that correspond to two times (2x) the performance of the index on a daily basis. The VIX Funds are not benchmarked to the VIX (as defined herein), which is calculated based on the prices of put and call options on the S&P 500. As such, the VIX Funds can be expected to perform very differently from the VIX (in the case of the Matching Fund) or two times (2x) the performance of the VIX (in the case of the Ultra Fund).

The Ultra Fund is a “geared” fund in the sense that it has an investment objective to correspond (before fees and expenses) to two times (2x) the performance of its index for a single day, not for any other period. A “single day” is measured from the time the Geared Fund typically calculates its Net Asset Value (“NAV”) to the time of the Geared Fund’s next NAV calculation. The NAV calculation time for the VIX Funds, is typically 4:15 p.m. (Eastern Time); please see the section entitled “Summary—Creation and Redemption Transactions” on page 3 for additional details on the NAV calculation time for the VIX Funds.

Although each Fund is linked to an underlying equity volatility index, the VIX Funds do not currently intend to invest directly in spot volatility. Rather, the VIX Funds will attempt to gain exposure to the applicable equity market volatility index through investments in financial instruments (i.e., instruments whose value is derived from the value of an underlying asset, rate or benchmark, including futures contracts and swap agreements).

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 5.

Each VIX Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the VIX Fund.

The Geared Fund is not appropriate for all investors and presents different risks than other funds. The Geared Fund uses leverage and is riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in the Geared Fund if he or she understands the consequences of seeking daily leveraged investment results.

The Geared Fund seeks to return (before fees and expenses) two times (2x) the performance of its index daily, not for any other period. The return of the Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from two times (2x) the performance of the Geared Fund’s index for the period. Daily compounding of the Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Geared Fund’s return for a period as the return of the Fund’s underlying index. The Geared Fund uses leverage and should produce daily returns that are more volatile than that of its index. For example, the daily return of the Geared Fund with its 2x multiple should be approximately two times as volatile on a daily basis as the return of a fund with an objective of matching the same index. Shareholders who invest in the Geared Fund should actively manage and monitor their investments, as frequently as daily.

The Geared Fund continuously offers and redeems its Shares in blocks of 50,000 Shares and the Matching Fund continuously offers and redeems its Shares in blocks of 25,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

July 31, 2013

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 42 THROUGH 43 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 42.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 5 THROUGH 25.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY

- i -

LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co. (“SEI” or the “Distributor”)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”)

50 Milk Street

Boston, Massachusetts 02109

•

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The main business telephone number of each of the Funds and the Sponsor is (240) 497-6400.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH VIX FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

- ii -

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

- iii -

PROSHARES TRUST II

- iv -

(continued)

- v -

(continued)

- vi -

PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Reports on Form 10-K, as amended, Quarterly Reports on Form 10-Q, as amended, and Current Reports, if any, on Form 8-K before deciding to invest in any Shares. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

Important Information About the Geared Fund

The Geared Fund is not appropriate for all investors and presents different risks than other funds. The Geared Fund uses leverage and is riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in the Geared Fund if he or she understands the consequences of seeking daily leveraged investment results.

The Geared Fund seeks to return (before fees and expenses) two times (2x) the performance of its index daily, not for any other period. The return of the Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from two times (2x) the performance of the Geared Fund’s index for the period. Daily compounding of the Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Geared Fund’s return for a period as the return of the Fund’s underlying index. The Geared Fund uses leverage and should produce daily returns that are more volatile than that of its index. For example, the daily return of the Geared Fund with its 2x multiple should be approximately two times as volatile on a daily basis as the return of a fund with an objective of matching the same index. Shareholders who invest in the Geared Fund should actively manage and monitor their investments, as frequently as daily.

Overview

The Geared Fund

The Geared Fund offers investors the opportunity to obtain leveraged exposure to a futures based equity market volatility index. The Geared Fund targets a multiple of the daily return of such index, rather than targeting a multiple of the index returns over any other period. The Geared Fund seeks, on a daily basis, results that correspond (before fees and expenses) to two times (2x) the performance of its index. The Geared Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation.

The Geared Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its index is consistent with the Geared Fund’s daily investment objective. The impact of the index’s movements during the day will affect whether the Geared Fund’s portfolio needs to be repositioned. The Geared Fund’s long exposure will need to be increased on days when the Geared Fund’s index rises and decreased on days when the Geared Fund’s index falls. Daily rebalancing and the compounding of each day’s return over time means that the return of the Geared Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from two times (2x) the return of the Geared Fund’s index for the period. The Geared Fund will lose money if its index’s performance is flat over time, and it is possible for the Geared Fund to lose money over time even if its index’s performance increases, as a result of daily rebalancing, the index’s volatility and compounding.

The Matching Fund

The Matching Fund offers investors the opportunity to obtain “matching” (i.e., not leveraged or inverse) exposure to a futures based equity market volatility index. The Matching Fund seeks results that, both over a single day and over time, correspond (before fees and expenses) to the performance of its index.

All Funds

Each of the VIX Funds generally invests or will invest in Financial Instruments (i.e., futures contracts and swap agreements, and other instruments whose value is based on an equity market volatility index). Financial Instruments are used to gain exposure to the applicable equity market volatility index and/or to produce economically “leveraged” investment results for the Geared Fund.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective. The mathematical model is engineered during the product development phase prior to a Fund’s launch and is adjusted, when necessary, in order to help the Funds achieve their investment objective. Changes to the mathematical model may occur at any time without notice to shareholders.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional volatility research or analysis, or forecast market movement or trends in managing the assets of the Funds. Each VIX Fund generally seeks to remain fully exposed at all times to its underlying index without regard to market conditions, trends or direction.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

Each VIX Fund is listed below along with its corresponding index:

The VIX Funds*

Fund Name	Index
ProShares Ultra VIX Short-Term Futures ETF ProShares VIX Short-Term Futures ETF	S&P 500 VIX Short-Term Futures Index (the “Short-Term Index”)

*	The VIX Funds are benchmarked to an index comprised of VIX futures contracts and not to the VIX (as defined herein), which is calculated based on the prices of put and call options on the S&P 500. As such, the VIX Funds can be expected to perform very differently from the VIX (in the case of the Matching Fund) or two times (2x) the performance of the VIX (in the case of the Geared Fund).

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of each VIX Fund are or will be listed on the NYSE Arca under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between the NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI, generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with BBH&Co., the custodian of the Funds.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below) or earlier if the New York Stock Exchange (“NYSE”), a Fund’s primary listing exchange or other exchange material to the valuation or operation of such Fund (each, an “Exchange”) closes before such cut-off time to receive that day’s NAV.

Underlying Index	Create/Redeem Cut-off	NAV Calculation Time

S&P 500 VIX Short-Term Futures Index	2:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 42, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares Ultra VIX Short-Term Futures ETF	1.56	$40.00	0.62
ProShares VIX Short-Term Futures ETF	0.83	$80.00	0.66

*	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share. The actual NAV of each Fund differs and is likely to change on a daily basis.

Important Tax Information

Please note that each VIX Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the VIX Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Specific to the Geared Fund

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks apply to the Geared Fund.

Due to the compounding of daily returns, the Geared Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the two times (2x) the index return for the period.

The Ultra Fund is a “geared” fund in the sense that it has an investment objective to correspond (before fees and expenses) to two times (2x) the performance of an index on a given day. The Geared Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary—Creation and Redemption Transactions” for the typical NAV calculation time of each VIX Fund). The return of the Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from two times (2x) the return of the Geared Fund’s index for the period. The Geared Fund will lose money if its index performance is flat over time, and it is possible for the Geared Fund to lose money over time even if its index’s performance increases, as a result of daily rebalancing, the index’s volatility and compounding. Longer holding periods, higher index volatility and greater leverage each affect the impact of compounding on the Geared Fund’s returns. Daily compounding of the Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Geared Fund’s return for a period as the return of the Fund’s underlying index.

The Geared Fund uses leverage and should produce daily returns that are more volatile than that of its index. For example, the daily return of the Geared Fund with its 2x multiple should be approximately two times as volatile on a daily basis as the return of a fund with an objective of matching the same index. The Geared Fund is not appropriate for all investors and presents different risks than other funds. The Geared Fund uses leverage and is riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in the Geared Fund if he or she understands the consequences of seeking daily leveraged investment results. Daily objective geared funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. Shareholders who invest in the Geared Fund should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how daily geared fund returns can behave for periods longer than a single day. Each involves a hypothetical fund XYZ that seeks to double the daily performance of index XYZ. On each day, fund XYZ performs in line with its objective (two times (2x) the index’s daily performance before fees and expenses). Notice that, in the first example (showing an overall benchmark loss for the period), over the entire seven-day period, the fund’s total return is more than two times the loss of the period return of the index. For the seven-day period, index XYZ lost 3.26% while fund XYZ lost 7.01% (versus -6.52% (or 2 x -3.26%)).

	Index XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.0			$100.00
Day 1	97.00	-3.00%	-6.00%	$94.00
Day 2	99.91	3.00%	6.00%	$99.64
Day 3	96.91	-3.00%	-6.00%	$93.66
Day 4	99.82	3.00%	6.00%	$99.28
Day 5	96.83	-3.00%	-6.00%	$93.32
Day 6	99.73	3.00%	6.00%	$98.92
Day 7	96.74	-3.00%	-6.00%	$92.99

Total Return		-3.26%	-7.01%

Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the fund’s total return is considerably less than double that of the period return of the benchmark. For the seven-day period, benchmark XYZ gained 2.72% while fund XYZ gained 4.86% (versus 5.44% (or 2 x 2.72%)).

	Index XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	6.00%	$106.00
Day 2	99.91	-3.00%	-6.00%	$99.64
Day 3	102.91	3.00%	6.00%	$105.62
Day 4	99.82	-3.00%	-6.00%	$99.28
Day 5	102.81	3.00%	6.00%	$105.24
Day 6	99.73	-3.00%	-6.00%	$98.92
Day 7	102.72	3.00%	6.00%	$104.86

Total Return		2.72%	4.86%

These effects are caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher index volatility, compounding will cause the Geared Fund’s results for periods longer than a single day to be less than two times (2x) the return of its index. Conversely, in periods of lower index volatility (particularly when combined with higher index returns), the Geared Fund’s returns over longer periods can be higher than two times (2x) the return of its index. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the index return in addition to the index volatility.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of an index compared with the performance of a geared fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than a single day, a geared fund is likely to underperform or overperform (but not match) the index performance times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the index return times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods shorter than a single day (when measured intraday as opposed to NAV to NAV). See “Intraday Price/Performance Risk” below for additional details. To isolate the impact of daily leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates (to obtain required leverage) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x) as of the funds’ NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 68%, which is an approximate average of the five-year historical volatility rate of the S&P 500 VIX Short-Term Futures Index. An index’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., begins and ends the year at 0%), but the Ultra Fund (2x) is down.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is down over the year, but the Ultra Fund (2x) is down less than two times the index.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (2x) is up less than two times the index.

The historical five year average volatility of the index utilized by the VIX Funds (the Short-Term Index) was 68.19% as of May 31, 2013.

The table below illustrates the impact of two factors that affect a geared fund’s performance, index volatility and index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of an index and is calculated as the standard deviation of the natural logarithms of one plus the index return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The table shows estimated fund returns for a number of combinations of index volatility and index return over a one-year period. To isolate the impact of daily leveraged exposure, the graph assumes: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than shown. The table below shows an example in which a geared fund has an investment objective to correspond (before fees and expenses) to two times (2x) the daily performance of an index. The geared fund could incorrectly be expected to achieve a 20% return on a yearly basis if the index return was 10%, absent the effects of compounding. However, as the table shows, with an index volatility of 40%, such a fund would return 3.1%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the index performance times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the index performance times the multiple stated as the daily fund objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times (2x) the Daily Performance of an Index.

One Year Index Performance	Two Times (2x) One Year Index Performance			Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%	-89.5%	-90.2%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%	-86.7%	-87.6%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%	-83.6%	-84.7%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%	-80.2%	-81.5%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%	-76.4%	-77.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%	-72.3%	-74.1%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%	-67.9%	-70.0%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%	-63.1%	-65.5%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%	-58.1%	-60.8%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%	-52.6%	-55.7%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%	-46.9%	-50.4%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%	-40.8%	-44.7%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%	-27.7%	-32.5%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%	-20.7%	-25.9%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%	-13.3%	-19.0%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%	-5.6%	-11.8%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%	2.4%	-4.3%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%	10.8%	3.5%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%	19.4%	11.7%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%	28.5%	20.1%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%	37.8%	28.8%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%	47.5%	37.8%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%	57.5%	47.2%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%	67.8%	56.8%

The foregoing table is intended to isolate the effect of index volatility and index performance on the return of leveraged funds. The Geared Fund’s actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the below risk factor describing correlation risks.

Correlation Risks Specific to the Geared Fund.

In order to achieve a high degree of correlation with its underlying index, the Geared Fund seeks to rebalance its portfolio daily to keep exposure consistent with its investment objectives. Being materially over- or under-exposed to its index may prevent the Geared Fund from achieving a high degree of correlation with its index. Market disruptions or closure, large amounts of assets into or out of the Geared Fund, regulatory restrictions or extreme market volatility will adversely affect the Fund’s ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the benchmark’s movements during each day. Because of this, it is unlikely that the Geared Fund will be perfectly exposed (i.e., 2x) at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the index levels are volatile near the close of the trading day.

These risks are particularly acute for the Geared Fund due to the combination of (a) no market for VIX futures contracts after the 4:15 p.m. settlement time and (b) the high degree of volatility in VIX futures contracts. Investors in the Geared Fund should be aware that the Fund bears a greater risk of not achieving its investment objective on a daily basis, a risk that increases with the level of volatility on a particular day. In addition, unlike other funds that do not rebalance their portfolios as frequently, the Geared Fund may be subject to increased trading costs associated with daily portfolio rebalancings in order to maintain appropriate exposure to the underlying benchmark. Such costs include commissions paid to the FCMs, and may vary by FCM. The effects of these trading costs have been estimated and included in the breakeven table. See “Charges—Breakeven Table” below.

For general correlation risks of the VIX Funds, please see “Several factors may affect a VIX Fund’s ability to closely track its index on a consistent basis.” below.

Intraday Price/Performance Risk.

The Geared Fund is rebalanced at or about the time of its NAV calculation time (which may be other than at the close of the U.S. equity markets). As such, the intraday position of the Fund will generally be different from the Fund’s stated daily investment objective (i.e., 2x). When shares are bought intraday, the performance of the Geared Fund’s shares until the Fund’s next NAV calculation will generally be greater than or less than the Fund’s stated daily multiple.

The use of leveraged positions could result in the total loss of an investor’s investment.

The Geared Fund utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its respective daily investment objectives than funds that do not employ leverage. The use of leveraged positions could result in the total loss of an investor’s investment.

For example, because the Geared Fund includes a two times (2x) multiplier, a single-day movement in its index approaching 50% at any point in the day could result in the total loss or almost total loss of an investor’s investment if that movement is contrary to the investment objective of the Fund, even if such index subsequently moves in an opposite direction, eliminating all or a portion of the movement. This would be the case with downward single-day or intraday movements in the Geared Fund’s index, even if the underlying index (and the components of that index) maintains a level greater than zero at all times.

Risks Related to All VIX Funds

The VIX Funds are benchmarked to the Short-Term Index. They are not benchmarked to the VIX or actual realized volatility of the S&P 500.

The level of the Short-Term Index is based on the value of the relevant futures contracts (“VIX futures contracts”) based on the Chicago Board Options Exchange, Incorporated (“CBOE”) Volatility Index (the “VIX”) comprising the Short-Term Index. Each VIX Fund is benchmarked to Short-Term Index and the VIX Funds are not linked to the VIX (which is a measure of implied volatility of the S&P 500 over the next 30 days derived from option prices), to realized volatility of the S&P 500 or to the options that underlie the VIX calculation. Each VIX Fund should be expected to perform very differently from the VIX over all periods of time. In many cases the Short-Term Index will significantly underperform the VIX. Furthermore, because each VIX Fund may invest in VIX futures contracts other than the VIX futures contracts comprising the Short-Term Index, the VIX Funds may perform differently than the Short-Term Index.

VIX futures contracts are not directly based on a tradable underlying asset.

The VIX is not directly investable. The settlement price at maturity of VIX futures contracts are based on the calculation that determines the level of the VIX. As a result, the behavior of the VIX futures contracts may be different from traditional futures contracts whose settlement price is based on a specific tradable asset.

The Short-Term Index and VIX futures contracts have limited historical information.

The Short-Term Index was created in December 2008 and Standard & Poor’s (“S&P”) has published limited information about how the Short-Term Index would have performed had it been calculated prior to its creation. In addition, VIX futures contracts have traded freely only since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date. Because the Short-Term Index and the VIX futures contracts that underlie it are of recent origin and limited historical performance data exists with respect to it, your investment in the VIX Funds may involve a greater risk than investing in alternate instruments linked to one or more indexes with a more established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology that the Short-Term Index makes use of as the basis for an investment decision.

The level of the VIX has historically reverted to a long-term mean level and is subject to the risk associated with reversion to its mean. Accordingly, investors should not expect the VIX Funds to retain any appreciation in value over extended periods of time.

In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that the spot level of the VIX will continue to be constrained in the future. This implies that the level of VIX futures contracts and the Short-Term Index will likely also be constrained within a band and revert to a long-term mean over time. Because of the mean reverting nature of the Short-Term Index, investors should not expect the VIX Funds to appreciate in value over extended periods. Rather the Short-Term Index, the Ultra Fund and the Matching Fund will rise and fall (or fall and rise) as volatility increases and decreases (or decreases and increases). For most investors this likely implies that the VIX Funds should only be used as a short-term tactical tool or for diversification purposes rather than an investment in anticipation of long-term gains.

When economic uncertainty recedes and there is an associated decrease in expected volatility, the value of VIX futures contracts will likely also decrease and the potential upside of an investment in the Ultra Fund or the Matching Fund will correspondingly be limited as a result.

Several factors may affect a VIX Fund’s ability to closely track its index on a consistent basis.

While the VIX Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlate to a Fund’s objective; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the applicable index; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of Financial Instruments and commission costs; (5) holding Financial Instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to an index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; and (10) accounting standards.

Being materially over- or under-exposed to its index may prevent such Funds from achieving a high degree of correlation with their applicable underlying index. Market disruptions or closure, large amounts of assets into or out of the VIX Funds, regulatory restrictions or extreme market volatility will adversely affect such Funds’ ability to maintain a high degree of correlation.

Each VIX Fund seeks to provide investment results that correspond (before fees and expenses) to the daily performance (or, in the case of the Geared Fund, correspond to a multiple (2x) of the daily performance) of the Short-Term Index at all times, even during periods when the Short-Term Index is flat as well as when the Short-Term Index is moving in a manner which causes the VIX Fund’s NAV to decline, thereby causing losses to such Fund.

Other than for cash management purposes, the VIX Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, the Sponsor seeks to cause the NAV to track the daily performance of an index in accordance with each VIX Fund’s investment objective, even during periods in which the index is flat or moving in a manner which causes the NAV of a VIX Fund to decline. It is possible to lose money over time when the underlying index is up for the Geared Fund, due to the effects of daily rebalancing, volatility and compounding (see “Risks Specific to the Geared Fund” for additional details).

The value of the Shares of each VIX Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by that Fund. Fluctuations in the price of these Financial Instruments or assets could materially adversely affect an investment in the Shares.

Several factors may affect the price and/or liquidity of VIX futures contracts and other assets, if any, owned by a VIX Fund, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500, the equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures contracts;

•	Interest rates;

•

Economic, financial, political, regulatory, geographical, biological or judicial events that affect the level of the Short-Term Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500, the S&P 500, the VIX or the relevant futures or option contracts on the VIX;

•	Supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivative markets; and

•	Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500.

These factors interrelate in complex ways, and the effect of one factor on the market value of a VIX Fund may offset or enhance the effect of another factor.

Financial Instruments linked to equity market volatility indexes can be highly volatile and the VIX Funds may experience large losses when buying, selling or holding such instruments.

Financial Instruments linked to equity market volatility indexes can be highly volatile and may experience large losses. In particular, trading in VIX futures contracts has been very volatile and can be expected to be very volatile in the future. High volatility may have an adverse impact on the VIX Funds beyond the impact of any performance-based losses of the underlying indexes, especially the Geared Fund (see “Risks Specific to the Geared Fund” for additional details).

If a VIX Fund establishes its positions through the use of sampling, a VIX Fund may experience additional tracking error.

Tracking error is the difference between the performance of an index tracking fund and its benchmark index. While each VIX Fund seeks to provide investment results (before fees and expenses) that correspond with the daily performance or a multiple of the daily performance of the Short-Term Index, it is possible that tracking error may increase because of the differences between the proportion of exposure Financial Instruments held by a VIX Fund have to components included in the Short-Term Index and the proportional weight that such components carry within the Short-Term Index.

A VIX Fund may obtain exposure through Financial Instruments to a representative sample of the components in the Short-Term Index, which have aggregate characteristics similar to those of the Short-Term Index. This “sampling” process typically involves selecting a representative sample of components in an index principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the Short-Term Index. In addition, a VIX Fund may obtain exposure to components not included in the Short-Term Index, invest in assets that are not included in the Short-Term Index or may overweight or underweight certain components contained in the Short-Term Index. Index tracking funds that use sampling may experience greater tracking error than index tracking funds that fully replicate an underlying index by obtaining exposure on a proportionate basis to all components of that index.

Potential negative impact from rolling futures positions.

The VIX Funds invest in or have exposure to futures contracts and are subject to risks related to rolling. The contractual obligations of a buyer or seller holding a futures contract to expiration may generally be satisfied by taking or making physical delivery of the contract’s underlying asset or settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Once this date is reached, the futures contract “expires.” As the futures contracts held by a Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The VIX Funds do not intend to take physical delivery of any asset underlying a futures contract, but instead to “roll” their respective positions.

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is higher than the price of the more distant contract. This pattern of higher futures prices of shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Ultra Fund or a Matching Fund that invests in such futures. Similarly, the presence of backwardation in certain futures contracts at the time of rolling would be expected to positively affect the Ultra Fund or a Matching Fund that invests in such futures.

Since the introduction of VIX futures contracts, there have frequently been periods where VIX futures prices reflect higher volatility levels further out in time. This can result from “rolling” the VIX futures contracts to maintain the constant weighted average maturity of the Short-Term Index. Losses from exchanging a lower priced VIX future contract for higher priced longer-term futures contracts in the rolling process would adversely affect the value of the Short-Term Index and, accordingly, decrease the return of the Ultra Fund or the Matching Fund.

Credit and liquidity risks associated with collateralized repurchase agreements.

A portion of each VIX Fund’s assets may be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements). These securities may be used for direct investment or serve as collateral for such Fund’s trading in Financial Instruments, as applicable, and may include collateralized repurchase agreements. Collateralized repurchase agreements involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the buyer receives collateral marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. Although the collateralized repurchase agreements that the VIX Funds enter into require that counterparties (which act as original sellers) over-collateralize the amount owed to a Fund with U.S. Treasury securities and/or agency securities, there is a risk that such collateral could decline in price at the same time that the counterparty defaults on its obligation to repurchase the security. If this occurs, a VIX Fund may incur losses or delays in receiving proceeds. To minimize these risks, the VIX Funds typically enter into transactions only with major global financial institutions.

Possible illiquid markets may exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap counterparty at a reasonable cost.

Market illiquidity may cause losses for the VIX Funds. The large size of the positions which the VIX Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the VIX Funds will typically invest in Financial Instruments related to one benchmark, which in many cases is highly concentrated.

It may not be possible to gain exposure to the Short-Term Index using exchange-traded Financial Instruments in the future.

The VIX Funds may utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the Short-Term Index with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in an index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of a VIX Fund’s returns and may result in depletion of assets.

The VIX Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns. Such fees and expenses include asset-based fees of 0.95% per annum of the Geared Fund’s average daily net assets and 0.85% per annum of the Matching Fund’s average daily net assets, as well as the effects of commissions, trading spreads, and embedded financing, borrow costs and fees associated with swaps, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

The policies of S&P and the CBOE and changes that affect the composition and valuation of the S&P 500, the VIX or the Short-Term Index could affect the value of an investment in a VIX Fund’s Shares.

The policies of S&P and the CBOE concerning the calculation of the level of the S&P 500, the VIX and the Short-Term Index, and any additions, deletions or substitutions of equity securities, options or futures contracts in the above indexes, respectively, and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the indexes outlined above, could affect the level of such indexes and, therefore, the value of VIX Fund Shares. S&P can add, delete or substitute the equity securities underlying the S&P 500 or make other methodological changes that could change the level of the S&P 500. S&P can also add, delete or substitute the futures contracts underlying the Short-Term Index or make other methodological changes that could change the level of such Index. The changing of equity securities included in the S&P 500 may affect the S&P 500, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also affect the value of the put and call options used to calculate the level of the VIX. The changing of the futures contracts underlying the Short-Term Index may affect the performance of the Short-Term Index in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500 or the Short-Term Index. Any of these actions could adversely affect the value of VIX Fund Shares. S&P has no obligation to consider shareholder interests in calculating or revising the S&P 500 or the Short-Term Index. The CBOE can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of VIX Fund Shares. There can be no assurance that the CBOE will not change the VIX calculation methodology in a way which may affect the value of VIX Fund Shares. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX and/or the exercise settlement value. Any of these actions could adversely affect the value of VIX Fund Shares. Calculation of the VIX may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the VIX and/or the Shares, as applicable. Additionally, index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The VIX Funds may be subject to counterparty risks.

Each of the VIX Funds may use swap agreements as a means to achieve their respective investment objectives. The VIX Funds may use swap agreements referencing their respective benchmarks. The VIX Funds may also invest in other swap agreements if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. The VIX Funds may invest in swap agreements when accountability rules or position limits are reached with respect to the futures contracts or the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected futures contract or certain other futures contracts. Although unlikely, the Funds, under these circumstances, could have 100% exposure to swap agreements.

Swap agreements are generally traded in over-the–counter markets and have only recently become subject to regulation by the CFTC. CFTC rules, however, do not cover all types of swap agreements. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each VIX Fund’s swap agreements. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

The VIX Funds will be subject to credit risk with respect to the counterparties to the derivative contracts (whether a clearing corporation in the case of cleared instruments or another third party in the case of over-the-counter uncleared instruments). Unlike in futures contracts, the counterparty to uncleared swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a VIX Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to uncleared swaps entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a VIX Fund could suffer significant losses on these contracts and the value of an investor’s investment in a VIX Fund may decline.

The VIX Funds have sought to mitigate these risks by generally requiring that the counterparties for each VIX Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each VIX Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the VIX Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The VIX Funds typically enter into transactions only with major global financial institutions.

Over-the-counter swaps are less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. If the level of the VIX Fund’s index has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap agreement or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the VIX Fund from achieving its investment objective, particularly if the level of the VIX Fund’s index reverses all or part of its intraday move by the end of the day. In addition, cleared derivative transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the VIX Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the VIX Funds to suffer a loss.

As of the date of this prospectus, the VIX Funds’ approved counterparties for over-the-counter swap agreements are: Deutsche Bank AG, UBS AG, Goldman Sachs International and Société Générale. The Sponsor regularly reviews the performance of its counterparties for, among other things, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties. Thus, the list of counterparties noted above may change at any time. See pages 34 through 35 for more information about the Funds’ swap agreements. Each day, the VIX Funds disclose their portfolio holdings as of the prior Business Day (as such term is defined in “Creation Procedures” below). Each VIX Fund’s portfolio holdings identifies its counterparties, as applicable. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.ProShares.com.

More information about Deutsche Bank AG, including its current financial statements, may be found on the SEC’s EDGAR website under Central Index Key No (“CIK No.”) 0001159508 (for Deutsche Bank AG). More information about UBS AG, including its current financial statements, may also be found on the SEC’s EDGAR website under CIK No. 0001114446 (for UBS AG). More information about Goldman Sachs International, a U.K. broker-dealer and subsidiary of The Goldman Sachs Group, Inc., may also be found on the SEC’s EDGAR website under CIK No. 0000886982 (for The Goldman Sachs Group, Inc.). The Goldman Sachs Group, Inc. consolidates the financial statements of each of its subsidiaries, including Goldman Sachs International, with its own. More information about Société Générale, a French public limited company, including its current financial statements as filed with the AMF (the French securities regulator), may be found on Société Générale’s website. Please note that the references to third-party websites have been provided solely for informational purposes. Neither the VIX Funds nor the Sponsor endorses or is responsible for the content or information contained on any third-party website, including with respect to any financial statements. In addition, neither the VIX Funds nor the Sponsor makes any warranty, express or implied or assumes any legal liability or responsibility for the accuracy, completeness or usefulness of any such information.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a VIX Fund, subject to applicable law.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared over-the-counter derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to a VIX Fund. Historical correlation trends between the Short-Term Index and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the equity market volatility markets and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or nonexistent.

The VIX Funds have a limited operating history, and, as a result, investors have only a limited performance history to serve as a factor for evaluating an investment in the VIX Funds.

The VIX Funds have limited performance history upon which to evaluate an investor’s investment in the VIX Funds. Although past performance is not necessarily indicative of future results, if the VIX Funds had longer performance histories, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in the VIX Funds. Likewise, certain indexes have a limited history which might (or might not) provide investors with more information on which to evaluate an investment in the VIX Funds.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the VIX Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the VIX Funds for any length of time. If the Sponsor discontinues its activities on behalf of the VIX Funds, the VIX Funds may be adversely affected, as there may be no entity servicing the VIX Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the VIX Funds. If the Sponsor were unable to provide services and/or advice to the VIX Funds, the VIX Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the VIX Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the VIX Funds.

The lack of active trading markets for the Shares of the VIX Funds may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the VIX Funds are publicly listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the VIX Funds will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A VIX Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, New York Stock Exchange (“NYSE”) or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a VIX Fund changes as fluctuations occur in the market value of a VIX Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a VIX Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, the NAV of a Creation Unit of the Geared Fund or 25,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of the Matching Fund) and similarly the public trading price per Share of a VIX Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a VIX Fund at a discount or a premium to the public trading price per Share of that Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a VIX Fund are closely related, but not identical, to the same forces influencing the price of the VIX futures contracts comprising the Short-Term Index at any point in time.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.

Also, the NAV of a Share may not correspond to its market price due to differences in timing. The Shares of each VIX Fund trade, or will trade, on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time). The NAV for each Share of a VIX Fund, however, will be calculated at 4:15 p.m. (Eastern Time). Consequently, during the time when the NYSE Arca is closed but before the determination of NAV, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of a VIX Fund and the NAV of such Shares.

The number of underlying components included in a VIX Fund’s index may impact volatility, which could adversely affect an investment in the Shares.

The Short-Term Index for the VIX Funds is concentrated solely in VIX futures contracts. Investors should be aware that other volatility indexes may be more diversified in terms of both the number and variety of instruments included or in terms of the volatility exposure offered. Concentration in fewer underlying components may result in a greater degree of volatility in an index and the NAV of the VIX Fund which tracks that index under specific market conditions and over time.

Trading on exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the VIX Funds’ trading may be conducted on exchanges outside the United States. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the VIX Funds and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the VIX Funds, it is impossible to provide definite assurances that no such negative impact will occur. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the VIX Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the VIX Funds due to the valuation method employed on the date of the NAV calculation.

Calculating the NAV of the VIX Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by a Fund, as of the time the NAV is calculated. However, if any of the Financial Instruments held by a Fund could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, a Fund may attempt to calculate the fair value of such Financial Instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the Financial Instruments underlying such benchmark.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

The NYSE Arca may halt trading in the Shares of a VIX Fund, which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a VIX Fund may be halted due to market conditions or, in light of the NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. Additionally, the ability to short sell a Fund’s shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the VIX Funds are subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the VIX Funds may enact splits or reverse splits without shareholder approval and the VIX Funds are not required to pay regular distributions, although the VIX Funds may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the VIX Funds are required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a VIX Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the VIX Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the VIX Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a VIX Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the VIX Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the VIX Funds as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the VIX Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. Each FCM may, from time to time, have been the subject of certain regulatory and private causes of action.

Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with any futures or options contracts may be held in a commingled omnibus account, which may not identify the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default of the clearing FCM’s other clients or the clearing FCM’s failure to extend its own funds in connection with any such default, a VIX Fund may not be able to recover the full amount of assets deposited by the clearing FCM on behalf of the VIX Fund with the clearing organization. In the event of a bankruptcy or insolvency of any exchange or a clearing house, a VIX Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of a VIX Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a VIX Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a VIX Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent a VIX Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a VIX Fund that make it, for all practical purposes, impossible to re-position such VIX Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent a VIX Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each VIX Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the VIX Fund’s taxable income, whether or not they receive cash distributions from the VIX Fund. Each VIX Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a VIX Fund will not receive cash distributions equal to their share of the VIX Fund’s taxable income or the tax liability that results from such income. A VIX Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a VIX Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (“IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the VIX Fund.

U.S. federal income tax rules applicable to partnerships, which each VIX Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to,

publicly traded interests in partnerships. The VIX Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1 which the VIX Funds will distribute to shareholders will contain information regarding the income items and expense items of the VIX Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 20%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

Shareholders of each VIX Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the VIX Funds, the VIX Funds may realize and pass-through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A VIX Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a VIX Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A VIX FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the VIX Funds.

The U.S. derivative markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in the regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivative contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the VIX Funds to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the VIX Funds or the ability of the VIX Funds to continue to implement their investment strategies.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain regulations have been promulgated and are already in effect, it is not possible at this time to assess the exact nature and full scope of the impact of the Dodd-Frank Act on any of the Funds. The new legislation and the related regulations that may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of over-the-counter derivative transactions, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and over-the-counter derivatives and impose aggregate speculative position limits across regulated U.S. futures, over-the-counter positions and certain futures contracts traded on non-U.S. exchanges. In accordance with this mandate, in October 2011, the CFTC finalized rules that established position limits with respect to 28 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The new position limits established by the CFTC would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC required U.S. commodities exchanges to establish corresponding speculative position limits. Under the adopted CFTC regulations, all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be combined for position limit purposes.

In September 2012, the U.S. District Court in Washington, D.C. struck down these CFTC position limit rules adopted in connection with the Dodd-Frank Act, remanding such rules to the CFTC to resolve various issues identified in the court’s decision. Although it is unclear what future position limit rules will be, the

Sponsor is subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Funds in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivative contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Funds to substantial losses or periods in which such Funds do not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

Further, in October 2012, a new CFTC rule became effective, which requires each registered FCM to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Trust may seek to use additional FCMs, which may increase the costs for the Funds and adversely affect the value of the Shares.

The Trust may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE VIX FUNDS’ INDEX

The S&P 500 VIX Short-Term Futures Index

The VIX Funds seek to offer exposure to forward equity market volatility by obtaining exposure to the S&P 500 VIX Short-Term Futures Index (the Short-Term Index), which is based on publicly traded VIX futures contracts. The Short Term-Index is intended to reflect the returns that are potentially available through an unleveraged investment in the VIX futures contracts comprising the Short-Term Index. The VIX, which is not the index underlying the VIX Funds, is calculated based on the prices of put and call options on the S&P 500. The VIX Funds can be expected to perform very differently from the VIX.

The Short-Term Index employs rules for selecting VIX futures contracts comprising the Short-Term Index and a formula to calculate a level for the Short-Term Index from the prices of these VIX futures contracts. Specifically, the VIX futures contracts comprising the Short-Term Index represent the prices of two near-term VIX futures contracts, replicating a position that rolls the nearest month VIX futures to the next month VIX futures on a daily basis in equal fractional amounts. This results in a constant weighted average maturity of one month. The roll period begins on the Tuesday prior to the monthly CBOE VIX futures settlement and runs through the Tuesday prior to the subsequent month’s CBOE VIX futures settlement date.

The level of the Short-Term Index is calculated in accordance with the method described in “Composition and Calculation of the Short-Term Index—Composition of the Short-Term Index” below. The level of the Short-Term Index will be published by Bloomberg L.P. in real time and at the close of trading on each Short-Term Index business day under the following ticker symbol:

Index	Bloomberg Ticker Symbol
S&P 500 VIX Short-Term Futures Index	SPVXSPID

The performance of the Short-Term Index is influenced by the S&P 500 (and options thereon) and the VIX. A description of VIX futures contracts, the VIX and S&P 500 follows:

VIX Futures Contracts

The Short-Term Index is comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the CBOE in 2004. VIX futures contracts have expirations ranging from the front month consecutively out to the tenth month. VIX futures contracts allow investors the ability to invest based on their view of forward implied market volatility. Investors that believe the forward implied market volatility of the S&P 500, as represented by VIX futures contracts, will increase may buy VIX futures contracts. Conversely, investors that believe that the forward implied market volatility of the S&P 500, as represented by VIX futures contracts, will decline may sell VIX futures contracts. VIX futures contracts are reported by Bloomberg L.P. under the ticker symbol “VX.”

While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures contracts are based on the current expectation of what the expected 30-day volatility will be at a particular time in the future (on the expiration date). The VIX and VIX futures contracts generally behave quite differently. To illustrate, on January 31, 2011, the VIX was 19.53 and the price of the February 2011 VIX futures contracts expiring on February 16, 2011 was 19.10. In this example, the price of the VIX represented the 30-day implied, or “spot,” volatility (the volatility expected for the period from January 31, 2011 to March 2, 2011) of the S&P 500 and the February VIX futures contracts represented forward implied volatility (the volatility expected for the period from February 16, 2011 to March 16, 2011) of the S&P 500. The spot/forward relationship between the VIX and VIX futures contracts has two noteworthy consequences: (1) the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX; and (2) you cannot create a position equivalent to one in VIX futures contracts by buying the VIX and holding the position to the futures expiration date while financing the transaction.

The VIX

The VIX Funds are not linked to the VIX and can be expected to perform very differently from the VIX. The VIX is an index designed to measure the implied volatility of the S&P 500 over 30 days in the future, and is calculated based on the prices of certain put and call options on the S&P 500. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500. During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase. The VIX has historically had a negative correlation to the S&P 500. The VIX was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg L.P. under the ticker symbol “VIX.”

The calculation of the VIX involves a formula that uses the prices of a weighted series of out-of-the-money put and call options on the level of the S&P 500 (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions. Although the VIX measures the 30-day forward volatility of the S&P 500 as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX level, a broad range of out-of-the-money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

The S&P 500

The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis. S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500 with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

THE VIX FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE VIX FUNDS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE VIX FUNDS PARTICULARLY OR THE ABILITY OF THE INDEX TO TRACK MARKET PERFORMANCE AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES AND/OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY,

AS APPLICABLE. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE VIX FUNDS. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE VIX FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX. S&P AND CBOE ARE NOT ADVISORS TO THE VIX FUNDS AND ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE VIX FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE VIX FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE VIX FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE VIX FUNDS.

NEITHER S&P, ITS AFFILIATES NOR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND CBOE MAKE NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF THE VIX FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIM ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Composition and Calculation of the Short-Term Index

Composition of the Short-Term Index

The Short-Term Index represents a daily rolling long position in VIX futures contracts of specified maturities and are intended to reflect the returns that are potentially available through an unleveraged investment in those contracts. The Short-Term Index measures the return from a rolling long position in the first and second month VIX futures contracts. It rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract.

The Short-Term Index rolls on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. Certain futures contracts, like those on the VIX, specify a date for settlement in cash based on the price of the underlying asset or index. Once this date is reached, the futures contract “expires.” As described in more detail below, the Short-Term Index operates by, on a daily basis, selling VIX futures contracts with a nearby settlement date and purchasing VIX futures contracts which settle on a later date. The roll for each contract occurs on each Short-Term Index business day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. The constant weighted average maturity for the futures underlying the Short-Term Index is one month. Rolling futures contracts may have certain adverse consequences as described in the section entitled “Risks Factors—Risks Related to All VIX Funds—Potential negative impact from rolling futures positions” on page 14.

Calculation of the Short-Term Index

On any business day, t, the Short-Term Index is calculated as follows:

(1)

where:

IndexERt-1 =	The Index Excess Return on the preceding business day, defined as any date on which the Short-Term Index is calculated.

CDRt = Contract Daily Return, as determined by the following formula:

(2)

where:

t-1 = the preceding business day.

TDWOt =	Total Dollar Weight Obtained on t, as determined by the following formula for the Short Term Index:

(3)

TDWIt-1 =	Total Dollar Weight Invested on t-1, as determined by the following formula for the Short-Term Index:

(4)

where:

CRWi,t = Contract Roll Weight of the ith VIX futures contract on date t.

DCRPi,t = Daily Contract Reference Price of the ith VIX futures contract on date t.

m = For the S&P 500 VIX Short-Term Futures Index m = 1. n = For the S&P 500 VIX Short-Term Futures Index n = 2.

Contract Rebalancing

The roll period starts on the Tuesday prior to the monthly VIX futures settlement date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s VIX futures settlement date. Thus, the Short-Term Index is rolling on a continual basis. On the business date after the current roll period ends the following roll period will begin.

In calculating the Excess Return of the Short-Term Index, the Contract Roll Weights (CRWi,t) of each of the contracts in the Short-Term Index, on a given day, t, are determined as follows:

where:

CRWi,t = Contract Roll Weight of the ith VIX futures contract on date t.

dt =	The total number of business days in the current roll period beginning with, and including, the starting VIX futures settlement date and ending with, but excluding, the following VIX futures settlement date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr =	The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following VIX futures settlement date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday corresponding to the start of the roll period, all of the weight is allocated to the first month contract. Then, on each subsequent business day a fraction of the first month VIX futures holding is sold and an equal notional amount of the second month VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous Short-Term Index roll day, and inversely proportional to the length of the current roll period. In this way, the initial position in the first month contract is progressively moved to the second month one over the course of the month, until the following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract and gets sold every day afterward as the process begins again.

In addition to the transactions described above, the weight of each VIX futures contract comprising the Short-Term Index is also adjusted every day to ensure that the change in total dollar exposure for the Short-Term Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

The Geared Fund (the Ultra Fund)

The Ultra Fund seeks daily results that match (before fees and expenses) two times (2x) the daily performance of the Short-Term Index. The Ultra Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation. If the Ultra Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately two times as much on a percentage basis as the level of the Short-Term Index when the Short-Term Index rises. Conversely, its value on a given day (before fees and expenses) should lose approximately two times as much on a percentage basis as the level of the Short-Term Index when the Short-Term Index declines. The Ultra Fund acquires long exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to the Short-Term Index, such that the Ultra Fund has exposure intended to approximate two times (2x) the Short-Term Index at the time of its NAV calculation.

The Matching Fund

The Matching Fund seeks results that, both over a single day and over time, match (before fees and expenses) the performance of the Short-Term Index. If the Matching Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the level of the Short-Term Index when the Index rises. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the level of the Short-Term Index when the Index declines. The Matching Fund acquires exposure through VIX futures contracts, such that the Matching Fund has exposure intended to approximate Short-Term Index at the time of its NAV calculation. The Short-Term Index tracks the performance of VIX futures contracts; it does not track the performance of the VIX, and the Matching Fund should not be expected to match the performance of the VIX.

There can be no assurance that either VIX Fund will achieve its investment objective or avoid substantial losses. The Geared Fund does not seek to achieve its stated investment objective over a period of time greater than a single day because mathematical compounding prevents this Fund from achieving such results. Results for this Fund over periods of time greater than a single day should not be expected to be a simple multiple (2x) of the period return of the corresponding index and will likely differ significantly from such. A VIX Fund will lose money if its index’s performance is flat over time, and it is possible for the Geared Fund to lose money over time even if its index’s performance increases, as a result of daily rebalancing, the index’s volatility and compounding. Daily compounding of the Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to the Geared Fund’s return for a period as the return of the Fund’s underlying index. The Matching Fund seeks to achieve its stated investment objective both over a single day and over time.

The corresponding index for each VIX Fund* is listed below:

ProShares Ultra VIX Short-Term Futures ETF and ProShares VIX Short-Term Futures ETF: the S&P 500 VIX Short-Term Futures Index (Short-Term Index). The Short-Term Index seeks to offer exposure to market volatility through publicly traded futures markets and is designed to measure the return from a rolling long position in the first and second month VIX futures contracts.

*	The VIX Funds are benchmarked to an index comprised of VIX futures contracts and not to the VIX, which is calculated based on the prices of put and call options on the S&P 500. As such, the VIX Funds can be expected to perform very differently from the VIX (in the case of the Matching Fund) or two times (2x) the VIX (in the case of the Geared Fund).

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Each VIX Fund intends to meet its investment objective by taking long or short positions in VIX futures contracts. In the event position accountability rules or position limits are reached with respect to VIX futures contracts, the Sponsor may, in its commercially reasonable judgment, cause a VIX Fund to obtain exposure to the Short-Term Index through swaps referencing the Index or particular VIX futures contracts comprising such Index, or invest in other futures contracts or swaps not based on the particular VIX futures contracts comprising such Index if such instruments tend to exhibit trading prices or returns that correlate with the Short-Term Index or any VIX futures contract and will further the investment objective of the VIX Fund. The VIX Fund may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) to prevent the VIX Funds from obtaining the appropriate amount of investment exposure to the affected VIX futures contracts directly or other futures contracts. Each VIX Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments. Each Fund may invest up to 100% of its assets in any of these types of cash or cash equivalent securities.

The VIX Funds may invest in or have exposure to futures contracts and may be subject to risks related to rolling. The contractual obligations of a buyer or seller holding a futures contract to expiration may generally be satisfied by taking or making physical delivery of the underlying asset or settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Once this date is reached, the futures contract “expires.” As the futures contracts held by a VIX Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Funds do not intend to take physical delivery of any asset underlying a futures contract, but instead to “roll” their respective positions.

In October 2011, the CFTC finalized rules imposing aggregate position limits applicable to regulated futures and swap agreements, which may significantly limit the Funds’ ability to obtain the appropriate amount of investment exposure to each Fund’s applicable benchmark through futures and swap agreements and impair the Trust’s ability to achieve its investment objectives. In September 2012, the U.S. District Court in Washington, D.C. struck down these CFTC position limit rules adopted in connection with the Dodd-Frank Act, remanding such rules to the CFTC to resolve various issues identified in the court’s decision. Although it is unclear what future position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Funds in order to comply with those limits or any future limits established by the CFTC and relevant exchanges. See “Risk Factors—Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust”.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional volatility research or analysis, or forecast market movement or trends, in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Funds’ underlying indexes without regard to market conditions, trends or direction.

The VIX Funds may obtain exposure through Financial Instruments to a representative sample of the components in the Short-Term Index, which have aggregate characteristics similar to those of the Short-Term

Index. This “sampling” process typically involves selecting a representative sample of components in an index principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the Short-Term Index. In addition, each Fund may obtain exposure to components not included in the Short-Term Index, invest in assets that are not included in the Short-Term Index or may overweight or underweight certain components in the Short-Term Index.

As of the NAV calculation time each trading day, each Fund will seek to position its portfolio so that its exposure to its index is consistent with its investment objective. For the Geared Fund, the impact of its index’s movements during the day will affect whether the Fund’s portfolio needs to be rebalanced. The Geared Fund’s long exposure will need to be increased on days when the Geared Fund’s benchmark rises and decreased on days when the Geared Fund’s benchmark falls. Daily rebalancing and the compounding of each day’s return over time means that the return of the Geared Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from two times (2x) the return of the Geared Fund’s index for the period. A Fund will lose money if its index’s performance is flat over time, and it is possible for the Geared Fund to lose money over time even if its index’s performance increases, as a result of daily rebalancing, the index’s volatility and compounding.

The amount of exposure each VIX Fund has to Financial Instruments differs with each particular VIX Fund and may be changed without shareholder approval at any given time. Currently, the VIX Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:

	Swaps	Futures
ProShares Ultra VIX Short-Term Futures ETF	0%	200%
ProShares VIX Short-Term Futures ETF	0%	100%

Swap Agreements

Swap agreements are two-party contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to more than a year. However, the Dodd-Frank Act provides for significant reforms of the over-the-counter derivatives markets, including a requirement to execute certain swap and forward transactions on a CFTC regulated market and/or to clear such transactions through a CFTC-regulated central clearing organization. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the agreement reflects the extent of a Fund’s total investment exposure under the swap agreement. In the case of futures contracts based indices, such as the Short-Term Index, the reference interest rate is zero, although a financing spread or fee is normally still applied. Transaction or commission costs are reflected in the index level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the index returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap agreement (i.e., the entire face amount or principal of a swap agreement), the net amount is a Fund’s current obligations (or rights) under the swap agreement, which is the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The primary risks associated with the use of swap agreements arise from the inability of counterparties to perform. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with major global financial institutions; however, there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. Each Fund that invests in swaps may use various techniques to minimize credit risk.

Each Fund that invests in swaps generally collateralizes the swap agreements with cash and/or certain securities. Collateral posted in connection with uncleared derivative transactions is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize the uncleared swap agreements with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from counterparties.

The Funds have sought to mitigate these risks in connection with the uncleared OTC swaps by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The counterparty risk for cleared derivative transactions is generally lower than for uncleared over-the-counter derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. In addition, cleared derivative transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection. Certain futures contracts, including stock index contracts, VIX futures contracts and certain commodity futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the CBOE (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYMEX) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivative transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivative markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to All VIX Funds—Failure of the FCMs to segregate assets may increase losses in the VIX Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Non-U.S. Derivatives Exchanges

Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of swap agreements) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

As of May 31, 2013, there were no daily price fluctuation limits in place for the futures contracts held by the VIX Funds.

Margin

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a cleared derivatives contract must deposit with his commodity broker in order to establish an open position. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of the VIX Funds, which is presented herein, will differ materially in certain respects from the performance of the other series of the Trust (the “Other Funds”) which is included in the section entitled “Performance of The Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.

All summary performance information is as of May 31, 2013. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$2,544,910,134
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$1,041,768,980
Net Asset Value as of May 31, 2013:	$369,932,662
Net Asset Value per Share[3] as of May 31, 2013:	$6.50
Worst Monthly Loss:[4]	-57.41%
(March 2012)
Worst Peak-to-Valley Loss:[5]	-99.74%
(Inception – April 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013
January		-44.29%	-42.22%
February		-18.65%	-3.28%
March		-57.41%	-32.67%
April		-6.68%	-17.72%
May		55.72%	4.28%
June		-53.69%
July		-20.88%
August		-30.01%
September		-42.97%
October	-55.10%	8.79%
November	-4.14%	-41.80%
December	-28.30%	4.64%
Annual	-69.14%	-97.28%
Year-to-Date	N/A	N/A	-67.72%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$1,387,597,413
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$471,005,879
Net Asset Value as of May 31, 2013:	$247,599,804
Net Asset Value per Share[3] as of May 31, 2013:	$10.45
Worst Monthly Loss:[4]	-32.69%
(March 2012)
Worst Peak-to-Valley Loss:[5]	-91.19%
(September 2011—April 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013
January	-12.84%	-24.92%	-22.82%
February	-6.37%	-8.04%	0.85%
March	-1.88%	-32.69%	-17.16%
April	-21.52%	-1.14%	-5.88%
May	-8.52%	28.89%	2.55%
June	-1.13%	-29.23%
July	11.10%	-9.26%
August	65.31%	-15.50%
September	38.45%	-22.58%
October	-24.39%	5.59%
November	1.68%	-21.88%
December	-14.06%	7.09%
Annual	-4.53%	-78.02%
Year-to-Date	N/A	N/A	-37.77%

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

[1]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[2]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[3]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of May 31, 2013. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[4]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[5]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

[6]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the VIX Funds, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the VIX Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Matching Fund, the analysis assumes that the average daily NAV per Fund is $80.00. For purposes of calculating the amounts in the Breakeven Table for the Geared Fund, the analysis assumes that the average daily NAV per Fund is $40.00.

	Dollar Amount and Percentage of Expenses per Fund
Expenses(1)	ProShares VIX Short-Term Futures ETF		ProShares Ultra VIX Short-Term Futures ETF
	$	%	$	%
Selling price per share	80.00		40.00
Management fee(2)	0.68	0.85%	0.38	0.95%
Brokerage commissions and fees	0.00	0.00%	0.25	0.63%
Other expenses	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.68	0.85%	0.63	1.58%
Interest income(3)	(0.02)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)(4)	0.66	0.83%	0.62	1.56%

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV and is based on $80.00 as the NAV per Share of the Matching Fund, and 40.00 as the NAV per Share of the Geared Fund. The actual NAV of each VIX Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses, that are anticipated to be incurred by each VIX Fund during the first year of an investor’s investment.
(2)	From the Management Fee, though not contractually required, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers and, for the Matching Fund only, brokerage commissions on its VIX futures contracts. Please note that these fees and expenses are not included in the above breakeven table.
(3)	Based on current U.S. Treasury securities yields and anticipated investment levels in the various VIX Funds, the breakeven analysis assumes an interest rate of 0.02% for the Funds.
(4)	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Operational Stage

Management Fee

The Geared Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% per annum of its average daily net assets and the Matching Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of its average daily net assets.

No other management fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor pays S&P a licensing fee for use of the Short-Term Index as the index for the VIX Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensing fees, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Funds, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

The Geared Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The Sponsor is currently paying brokerage commissions on VIX futures contracts for the Matching Fund.

Other Transaction Costs

The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements).

FUTURES COMMISSION MERCHANTS

Each of Goldman, Sachs & Co. (“Goldman Sachs”), Jefferies Bache, LLC (“JBL”) (formerly Prudential Bache Commodities, LLC), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and RBC Capital Markets, LLC (“RBC”) (formerly RBC Capital Markets Corporation), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of Goldman Sachs, JBL, Merrill Lynch and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable.

Investors should be advised that none of Goldman Sachs, JBL, Merrill Lynch or RBC are affiliated with or act as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of Goldman Sachs, JBL, Merrill Lynch or RBC, in their capacity as FCMs, are acting as underwriters or sponsors of the offering of any Shares or interests in the Funds or have passed upon the merits of participating in this offering.

None of Goldman Sachs, JBL, Merrill Lynch or RBC have passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of Goldman Sachs, JBL, Merrill Lynch or RBC provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Goldman Sachs, JBL, Merrill Lynch or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace Goldman Sachs, JBL, Merrill Lynch and/or RBC as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

Goldman Sachs & Co. (Goldman Sachs)

Goldman Sachs, in addition to being a registered futures commission merchant, is a registered broker-dealer. From time to time, Goldman Sachs and its affiliates are involved in judicial, regulatory and arbitration concerning matters arising in connection with the conduct of its business. Goldman Sachs’ management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on Goldman Sachs’ financial condition, but may be material to Goldman Sachs’ operating results for any particular period, depending, in part, upon the results for such period. For further information, please refer to the periodic public filings by The Goldman Sachs Group, Inc. (“GS Group”) as periodically filed with the SEC and to Goldman Sachs’ Form BD as periodically filed with FINRA.

IPO Process Matters

Goldman Sachs is among numerous financial services companies that have been named as defendants in a variety of lawsuits alleging improprieties in the process by which those companies participated in the underwriting of public offerings in recent years.

Goldman Sachs has been named as a defendant in a number of related lawsuits filed in the U.S. District Court for the Southern District of New York alleging, among other things, that the prospectuses for the offerings violated the federal securities laws by failing to disclose the existence of alleged arrangements tying allocations in certain offerings to higher customer brokerage commission rates as well as purchase orders in the aftermarket, and that the alleged arrangements resulted in market manipulation. On October 5, 2009, the district court approved a settlement agreement entered into by the parties. Goldman Sachs has paid into a settlement fund the full amount that Goldman Sachs would contribute in the settlement. Certain objectors appealed certain aspects of the settlement’s approval, but all such appeals have been withdrawn or finally dismissed, thereby concluding the matter.

Goldman Sachs was among numerous underwriting firms named as defendants in a number of complaints filed commencing October 3, 2007, in the U.S. District Court for the Western District of Washington alleging violations of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) in connection with offerings of securities for 15 issuers during 1999 and 2000. The complaints generally asserted that the underwriters, together with each issuer’s directors, officers and principal shareholders, entered into purported agreements to tie allocations in the offerings to increased brokerage commissions and aftermarket purchase orders. The complaints further alleged that, based upon these and other purported agreements, the underwriters violated the reporting provisions of, and are subject to short-swing profit recovery under, Section 16 of the 1934 Act. The district court granted defendants’ motions to dismiss on the grounds that the plaintiff’s demands were inadequate with respect to certain actions and that the remaining actions were time-barred. On December 2, 2010, the appellate court affirmed in part and reversed in part, upholding the dismissal of seven of the actions in which Goldman Sachs is a defendant that were dismissed based on the deficient demands but remanding the remaining eight actions in which Goldman Sachs is a defendant that were dismissed as time-barred for consideration of other bases for dismissal. On March 26, 2012, the U.S. Supreme Court vacated the appellate court’s determination that the actions were timely and remanded the actions to determine if the claims were subject to equitable tolling in further proceedings consistent with the Supreme Court’s opinion. On July 8, 2012, pursuant to the plaintiff’s notices of voluntary dismissal, all of the actions were dismissed with prejudice as to the deficiency of the demand letters and without prejudice as to all other issues, bringing this matter to conclusion.

Goldman Sachs has been named as a defendant in an action commenced on May 15, 2002 in New York Supreme Court, New York County, by an official committee of unsecured creditors on behalf of eToys, Inc., alleging that Goldman Sachs intentionally underpriced eToys, Inc.’s initial public offering. The action seeks, among other things, unspecified compensatory damages resulting from the alleged lower amount of offering proceeds. On appeal from rulings on Goldman Sachs’ motion to dismiss, the New York Court of Appeals dismissed claims for breach of contract, professional malpractice and unjust enrichment, but permitted claims for breach of fiduciary duty and fraud to continue. On remand, the lower court granted Goldman Sachs’ motion for summary judgment and, on December 8, 2011, the appellate court affirmed the lower court’s decision. On September 6, 2012, the New York Court of Appeals granted the creditors’ motion for leave to appeal.

Research Matters

Goldman Sachs is subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations relating to research practices, including, among other things, research analysts’ methods for obtaining receipt and distribution of information and communications among research analysts, sales and trading personnel and clients. On June 9, 2011, pursuant to a settlement, a consent order was entered by the Massachusetts Securities Division pursuant to which Goldman Sachs paid a $10 million civil penalty and agreed to various undertakings regarding certain of its research practices. On April 12, 2012, the SEC and FINRA issued orders in connection with Goldman Sachs’ settlement of charges relating to matters similar to those involved in the Massachusetts settlement. Pursuant to these settlements, Goldman Sachs paid $11 million to each of the SEC and FINRA and agreed to various undertakings with regard to its policies and procedures.

Adelphia Communications Fraudulent Conveyance Litigation

Goldman Sachs is named a defendant in two adversary proceedings commenced in the U.S. Bankruptcy Court for the Southern District of New York, one on July 6, 2003 by a creditors committee, and the second on or about July 31, 2003 by an equity committee of Adelphia Communications, Inc. Those proceedings were consolidated in a single amended complaint filed by the Adelphia Recovery Trust on October 31, 2007. The complaint seeks, among other things, to recover, as fraudulent conveyances, approximately $62.9 million allegedly paid to Goldman Sachs by Adelphia Communications, Inc. and its affiliates in respect of margin calls made in the ordinary course of business on accounts owned by members of the family that formerly controlled Adelphia Communications, Inc. The district court assumed jurisdiction over the action and on April 8, 2011 granted Goldman Sachs’ motion for summary judgment. The plaintiff appealed on May 6, 2011.

Treasury Matters

Goldman Sachs was named as a defendant in a purported class action filed on March 10, 2004 in the U.S. District Court for the Northern District of Illinois on behalf of holders of short positions in 30-year U.S. Treasury futures and options on the morning of October 31, 2001. The complaint alleged that Goldman Sachs purchased 30-year bonds and futures prior to a forthcoming U.S. Treasury refunding announcement that morning based on non-public information about that announcement, and that such purchases increased the costs of covering such short positions. The complaint also named as defendants the Washington, D.C.-based political consultant who allegedly was the source of the information, a former Goldman Sachs economist who allegedly received the information, and another company and one of its employees who also allegedly received and traded on the information prior to its public announcement. The complaint alleged violations of the federal commodities and antitrust laws, as well as Illinois statutory and common law, and seeks, among other things, unspecified damages including treble damages under the antitrust laws. The district court dismissed the antitrust and Illinois state law claims but permitted the federal commodities law claims to proceed. Plaintiff’s motion for class certification was denied. Goldman Sachs moved for summary judgment, and the district court granted the motion but only insofar as the claim relates to the trading of treasury bonds. On October 13, 2009, the parties filed an offer of judgment and notice of acceptance with respect to plaintiff’s individual claim. The plaintiff attempted to pursue an appeal of the denial of class certification, as did another individual trader who had previously litigated and lost an individual claim and unsuccessfully sought to intervene in the purported class action. On August 5, 2011, the U.S. Court of Appeals for the Seventh Circuit affirmed the lower court’s rulings that neither the plaintiff nor the proposed intervenor could pursue the class issues on appeal, but remanded for further consideration as to the amount of pre-judgment interest on the plaintiff’s individual claim. The appellants’ petition for reconsideration en banc was denied on October 19, 2011. On remand, the district court entered a final stipulation and order on December 7, 2011 regarding calculation of pre-judgment interest, which concluded the matter.

Fannie Mae Litigation

Goldman Sachs was added as a defendant in an amended complaint filed on August 14, 2006 in a purported class action pending in the U.S. District Court for the District of Columbia. The complaint asserts violations of the federal securities laws generally arising from allegations concerning Fannie Mae’s accounting practices in connection with certain Fannie Mae-sponsored REMIC transactions that were allegedly arranged by Goldman Sachs. The complaint does not specify a dollar amount of damages. The other defendants include Fannie Mae, certain of its past and present officers and directors, and accountants. By a decision dated May 8, 2007, the district court granted Goldman Sachs’ motion to dismiss the claim against it. The time for an appeal will not begin to run until disposition of the claims against other defendants. A motion to stay the action filed by the Federal Housing Finance Agency (FHFA), which took control of the foregoing action following Fannie Mae’s conservatorship, was denied on November 14, 2011.

Mortgage-Related Matters

On April 16, 2010, the SEC brought an action (the “SEC Action”) under the U.S. federal securities laws in the U.S. District Court for the Southern District of New York against Goldman Sachs and Fabrice Tourre, a former employee, in connection with a CDO offering made in early 2007 (ABACUS 2007-AC1 transaction), alleging that the defendants made materially false and misleading statements to investors and seeking, among other things, unspecified monetary penalties. Investigations of Goldman Sachs by FINRA and of GSI by the FSA were subsequently initiated and resolved, and GS Group and certain of its affiliates have received subpoenas and requests for information from other regulators, regarding CDO offerings, including the ABACUS 2007-AC1 transaction, and related matters.

On July 14, 2010, Goldman Sachs entered into a consent agreement with the SEC, settling all claims made against Goldman Sachs in the SEC Action, pursuant to which Goldman Sachs paid $550 million of disgorgement and civil penalties, and which was approved by the U.S. District Court for the Southern District of New York on July 20, 2010.

On January 6, 2011, ACA Financial Guaranty Corp. filed an action against Goldman Sachs in respect of the ABACUS 2007-AC1 transaction in New York Supreme Court, New York County. The complaint includes allegations of fraudulent inducement, fraudulent concealment and unjust enrichment and seeks at least $30 million in compensatory damages, at least $90 million in punitive damages and unspecified disgorgement. On April 25, 2011, the plaintiff filed an amended complaint and, on June 3, 2011, Goldman Sachs moved to dismiss the amended complaint. By a decision dated April 23, 2012, the court granted the motion to dismiss as to the unjust enrichment claim and denied the motion as to the other claims, and on May 29, 2012, Goldman Sachs appealed the decision to the extent that its motion was denied and filed counterclaims for breach of contract and fraudulent inducement, and third-party claims against ACA Management, LLC for breach of contract, unjust enrichment and indemnification. ACA Financial Guaranty Corp. and ACA Management, LLC moved to dismiss Goldman Sachs’ counterclaims and third-party claims on August 31, 2012. On January 31, 2013, ACA filed an amended complaint naming a third party to the ABACUS 2007-AC1 transaction as an additional defendant.

Beginning April 22, 2010, a number of putative shareholder derivative actions were filed in New York Supreme Court, New York County, and the U.S. District Court for the Southern District of New York against GS Group, its board (the “Board”) and certain officers and employees of GS Group and its affiliates in connection with mortgage-related matters between 2004 and 2007, including the ABACUS 2007-AC1 transaction and other CDO offerings. These derivative complaints generally included allegations of breach of fiduciary duty, corporate waste, abuse of control, mismanagement, unjust enrichment, misappropriation of information, securities fraud and insider trading, and challenge the accuracy and adequacy of GS Group’s disclosure. These derivative complaints seek, among other things, declaratory relief, unspecified compensatory damages, restitution and certain corporate governance reforms. In addition, the plaintiffs in the compensation-related Delaware Court of Chancery actions twice amended their complaint, including to assert allegations similar to those in the derivative claims referred to above, the Delaware court granted the defendants’ motion to dismiss the second amended complaint and the Delaware Supreme Court affirmed the dismissal on May 3, 2012. The federal court cases were consolidated, plaintiffs filed a consolidated amended complaint on August 1, 2011, and, on October 6, 2011, the defendants moved to dismiss the action. On June 25, 2012, in light of the decision of the Delaware Supreme Court, the parties in the New York state action stipulated to a voluntary dismissal, which the court has entered.

Beginning April 26, 2010, a number of purported securities law class actions have been filed in the U.S. District Court for the Southern District of New York challenging the adequacy of GS Group’s public disclosure of, among other things, Goldman Sachs’ activities in the CDO market and the SEC investigation that led to the SEC Action. The purported class action complaints, which name as defendants GS Group and certain officers and employees of GS Group and its affiliates, have been consolidated, generally allege violations of Sections 10(b) and 20(a) of the Exchange Act and seek unspecified damages. Plaintiffs filed a consolidated amended complaint on July 25, 2011. On October 6, 2011, the defendants moved to dismiss, and by a decision, dated June 21, 2012, the district court dismissed the claims based on GS Group’s not disclosing that it had received a “Wells” notice from the staff of the SEC related to the ABACUS 2007-AC1 transaction, but permitted the plaintiffs’ other claims to proceed.

Since April 23, 2010, the Board has received letters from shareholders demanding that the Board take action to address alleged misconduct by Goldman Sachs, the Board and certain officers and employees of GS Group and its affiliates. These demands, which the Board has rejected, generally alleged misconduct in connection with Goldman Sachs’ securitization practices, including the ABACUS 2007-AC1 transaction, the alleged failure by GS Group to adequately disclose the SEC investigation that led to the SEC Action, and GS Group’s 2009 compensation practices. In addition, the Board has received books and records demands from several shareholders for materials relating to, among other subjects, Goldman Sachs’ mortgage servicing and foreclosure activities, participation in federal programs providing assistance to financial institutions and homeowners, loan sales to Fannie Mae and Freddie Mac, mortgage-related activities and conflicts management.

Goldman Sachs is a defendant in a putative class action commenced on December 11, 2008 in the U.S. District Court for the Southern District of New York brought on behalf of purchasers of various mortgage pass-through certificates and asset-backed certificates issued by various securitization trusts established by Goldman Sachs and underwritten by Goldman Sachs in 2007. The complaint generally alleges that the registration statement and prospectus supplements for the certificates violated the federal securities laws, and seeks unspecified compensatory damages and rescission or rescissionary damages. Following dismissals of certain of the plaintiff’s claims under the initial and three amended complaints, on May 5, 2011, the court granted plaintiff’s motion for entry of a final judgment dismissing all its claims, thereby allowing the plaintiff to appeal. The plaintiff appealed from the dismissal with respect to all 17 of the offerings included in its original complaint. By a decision dated September 6, 2012, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal of plaintiff’s claims with respect to 10 of the offerings included in plaintiff’s original complaint but vacated the dismissal and remanded the case to the district court with instructions to reinstate the plaintiff’s claims with respect to the other seven offerings. On March 18, 2013, the U.S. Supreme Court denied the defendants’ petition for certiorari from the Second Circuit decision. On October 31, 2012, the plaintiff served a fourth amended complaint relating to those seven offerings, plus seven additional offerings. On June 3, 2010, another investor (who had unsuccessfully sought to intervene in the action) filed a separate putative class action asserting substantively similar allegations relating to one of the offerings included in the initial plaintiff’s complaint. The district court twice granted defendants’ motions to dismiss this separate action, both times with leave to replead. On July 9, 2012, that separate plaintiff filed a second amended complaint, and the defendants moved to dismiss on September 21, 2012. On December 26, 2012, that separate plaintiff filed a motion to amend the second amended complaint to add claims with respect to two additional offerings included in the initial plaintiff’s complaint, which defendants have opposed. The securitization trusts issued, and Goldman Sachs underwrote, approximately $11 billion principal amount of certificates to all purchasers in the 14 offerings at issue in the complaints.

Goldman Sachs is among the defendants in a separate putative class action commenced on February 6, 2009 in the U.S. District Court for the Southern District of New York brought on behalf of purchasers of various mortgage pass-through certificates and asset-backed certificates issued by various securitization trusts established by Goldman Sachs and underwritten by Goldman Sachs in 2006. The other original defendants include three current or former GS Group employees and various rating agencies. The second amended complaint generally alleges that the registration statement and prospectus supplements for the certificates violated the federal securities laws, and seeks unspecified compensatory and rescissionary damages. Defendants moved to dismiss the second amended complaint. On January 12, 2011, the district court granted the motion to dismiss with respect to offerings in which plaintiff had not purchased securities as well as all claims against the rating agencies, but denied the motion to dismiss with respect to a single offering in which the plaintiff allegedly purchased securities. These trusts issued, and Goldman Sachs underwrote, approximately $698 million principal amount of certificates to all purchasers in the offerings at issue in the complaint (excluding those offerings for which the claims have been dismissed). On February 2, 2012, the district court granted the plaintiff’s motion for class certification and on June 13, 2012, the U.S. Court of Appeals for the Second Circuit granted defendants’ petition to review that ruling. On July 31, 2012, the parties reached a settlement, subject to court approval. The firm has paid the full amount of the proposed settlement in an escrow account.

On September 30, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York against Goldman Sachs, GS Group and two former Goldman Sachs employees on behalf of investors in $821 million of notes issued in 2006 and 2007 by two synthetic CDOs (Hudson Mezzanine 2006-1 and 2006-2). The complaint, which was amended on February 4, 2011, asserts federal securities law and common law claims, and seeks unspecified compensatory, punitive and other damages. The defendants moved to dismiss on April 5, 2011, and the motion was granted as to plaintiff’s claim of market manipulation and denied as to the remainder of plaintiff’s claims by a decision dated March 21, 2012. On May 21, 2012, the defendants counterclaimed for breach of contract and fraud. On December 17, 2012, the plaintiff moved for class certification.

Goldman Sachs, GSMC and GSMSC are among the defendants in a lawsuit filed in August 2011 by CIFG Assurance of North America, Inc. (“CIFG”) in New York Supreme Court, New York County. The complaint alleges that CIFG was fraudulently induced to provide credit enhancement for a 2007 securitization sponsored by GSMC, and seeks, among other things, the repurchase of $24.7 million in aggregate principal amount of mortgages that CIFG had previously stated to be non-conforming, an accounting for any proceeds associated with mortgages discharged from the securitization and unspecified compensatory damages. On October 11, 2011, the Goldman Sachs defendants moved to dismiss. By a decision dated May 1, 2012, the court dismissed the fraud and accounting claims but denied the motion as to certain breach of contract claims that were also alleged. On June 6, 2012, the Goldman Sachs defendants filed counterclaims for breach of contract. In addition, the parties have each appealed the court’s May 1, 2012 decision to the extent adverse. By an order dated May 7, 2013, the appellate court reversed the dismissal of the fraud claim but otherwise affirmed the trial court’s May 1, 2012 decision.

In addition, on January 15, 2013, CIFG filed a complaint against Goldman Sachs in New York Supreme Court, New York County, alleging that Goldman Sachs falsely represented that a third party would independently select the collateral for a 2006 CDO. CIFG seeks unspecified compensatory and punitive damages, including claims for approximately $10 million in connection with its purchase of notes, which CIFG has agreed to refer to arbitration with FINRA, and claims for over $30 million for payments to discharge alleged liabilities arising from its issuance of a financial guaranty insurance policy guaranteeing payment on a credit default swap referencing the CDO, which CIFG has agreed to stay until the arbitration of the notes-related claims has concluded.

Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass-through certificates, CDOs and other mortgage-related products (including certain Allstate affiliates, Aozora Bank, Ltd., Bank Hapoalim B.M., Basis Yield Alpha Fund (Master), Bayerische Landesbank, the Charles Schwab Corporation, Deutsche Zentral-Genossenschaftbank, the FDIC (as receiver for Guaranty Bank), the Federal Home Loan Banks of Boston, Chicago, Indianapolis and Seattle, the FHFA (as conservator for Fannie Mae and Freddie Mac), HSH Nordbank, IKB Deutsche Industriebank AG, Landesbank Baden-Württemberg, Joel I. Sher (Chapter 11 Trustee) on behalf of TMST, Inc. (“TMST”), f/k/a Thornburg Mortgage, Inc. and certain TMST Affiliates, John Hancock and related parties), Massachusetts Mutual Life Insurance Company, MoneyGram Payment Systems, Inc., National Australia Bank, the National Credit Union Administration, Phoenix Light SF Limited and related parties, Prudential Insurance Company of America and related parties, Royal Park Investments SA/NV, Sealink Funding Limited, The Union Central Life Insurance Company, Ameritas Life Insurance Corp., Acacia Life Insurance Company, Watertown Savings Bank, and The Western and Southern Life Insurance Co.) have filed complaints or summonses with notice in state and federal court or initiated arbitration proceedings against firm affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material fact and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages. Certain of these complaints also name other firms as defendants.

A number of other entities (including American International Group, Inc. (“AIG”), Deutsche Bank National Trust Company, John Hancock and related parties, M&T Bank, Norges Bank Investment Management, Selective Insurance Company and U.S. Bank) have threatened to assert claims of various types against Goldman Sachs in connection with various mortgage-related transactions, and Goldman Sachs has entered into agreements with a number of these entities to toll the relevant statute of limitations.

As of the date hereof, the aggregate notional amount of mortgage-related securities sold to plaintiffs in active cases brought against Goldman Sachs where those plaintiffs are seeking rescission of such securities was approximately $19.7 billion (which does not reflect adjustment for any subsequent paydowns or distributions or any residual value of such securities, statutory interest or any other adjustments that may be claimed). This amount does not include the threatened claims noted above, potential claims by these or other purchasers in the same or other mortgage-related offerings that have not actually been brought against Goldman Sachs, or claims that have been dismissed.

Goldman Sachs is among the numerous financial services firms named as defendants in a qui tam action originally filed by a realtor on April 7, 2010 purportedly on behalf of the City of Chicago and State of Illinois in

Cook County, Illinois Circuit Court asserting claims under the Illinois Whistleblower Reward and Protection Act and Chicago False Claims Act, based on allegations that defendants had falsely certified compliance with various Illinois laws, which were purportedly violated in connection with mortgage origination and servicing activities. The complaint, which was originally filed under seal, seeks treble damages and civil penalties. Plaintiff filed an amended complaint on December 28, 2011, naming Goldman Sachs, among others, as an additional defendant and a second amended complaint on February 8, 2012. On March 12, 2012, the action was removed to the U.S. District Court for the Northern District of Illinois, and on September 17, 2012, the district court granted plaintiff’s motion to remand the action to state court. On November 16, 2012, the defendants moved to dismiss, and discovery has been stayed pending a ruling on the motion to dismiss.

Goldman Sachs has also received, and continues to receive, requests for information and/or subpoenas from federal, state and local regulators and law enforcement authorities, relating to the mortgage-related securitization process, subprime mortgages, CDOs, synthetic mortgage-related products, particular transactions involving these products, and servicing and foreclosure activities, and is cooperating with these regulators and other authorities, including in some cases agreeing to the tolling of the relevant statute of limitations. See also “Financial Crisis-Related Matters” below.

On February 24, 2012, Goldman Sachs received a “Wells” notice from the staff of the SEC with respect to the disclosures contained in the offering documents used in connection with a late 2006 offering of approximately $1.3 billion of subprime residential mortgage-backed securities underwritten by Goldman Sachs. On August 6, 2012, Goldman Sachs was notified by the SEC staff that the investigation into this offering has been completed as to Goldman Sachs and that the staff does not intend to recommend any enforcement action by the SEC against Goldman Sachs with respect to this offering.

Washington Mutual Securities Litigation

Goldman Sachs is among numerous underwriters named as defendants in a putative securities class action amended complaint filed on August 5, 2008 in the U.S. District Court for the Western District of Washington. As to the underwriters, plaintiffs allege that the offering documents in connection with various securities offerings by Washington Mutual, Inc. failed to describe accurately the company’s exposure to mortgage-related activities in violation of the disclosure requirements of the federal securities laws. The defendants include past and present directors and officers of Washington Mutual, the company’s former outside auditors, and numerous underwriters. On June 30, 2011, the underwriter defendants and plaintiffs entered into a definitive settlement agreement, pursuant to which Goldman Sachs would contribute to a settlement fund. On November 4, 2011, the court approved the settlement, and the time to appeal has run, thereby concluding the matter. Goldman Sachs has paid the full amount of Goldman Sachs’ contribution to the settlement fund.

IndyMac Pass-Through Certificates Litigation

Goldman Sachs is among numerous underwriters named as defendants in a putative securities class action filed on May 14, 2009 in the U.S. District Court for the Southern District of New York. As to the underwriters, plaintiffs allege that the offering documents in connection with various securitizations of mortgage-related assets violated the disclosure requirements of the federal securities laws. The defendants include IndyMac-related entities formed in connection with the securitizations, the underwriters of the offerings, certain ratings agencies which evaluated the credit quality of the securities, and certain former officers and directors of IndyMac affiliates. On November 2, 2009, the underwriters moved to dismiss the complaint. The motion was granted in part on February 17, 2010 to the extent of dismissing claims based on offerings in which no plaintiff purchased, and the court reserved judgment as to the other aspects of the motion. By a decision dated June 21, 2010, the district court formally dismissed all claims relating to offerings in which no named plaintiff purchased certificates (including all offerings underwritten by Goldman Sachs), and both granted and denied the defendants’ motions to dismiss in various other respects. On November 16, 2012, the district court denied the plaintiffs’ motion seeking reinstatement of claims relating to 42 offerings previously dismissed for lack of standing (one of which was co-underwritten by Goldman Sachs) without prejudice to renewal depending on the outcome of the now-denied petition for a writ of certiorari to the U.S. Supreme Court with respect to the Second Circuit’s decision described under “Mortgage-Related Matters” above. By an order dated March 26, 2013, the district court stayed the action for 60 days and directed the parties to mediate. On May 17, 2010, four additional investors filed a motion seeking to intervene in order to assert claims based on additional offerings (including two underwritten by Goldman Sachs). The defendants opposed the motion on the ground that the putative intervenors’ claims were time-barred and, on June 21, 2011, the court denied the motion to intervene with respect to, among others, the claims based on the offerings underwritten by Goldman Sachs. Certain of the putative intervenors (including those seeking to assert claims based on two offerings underwritten by Goldman Sachs) have appealed.

Goldman Sachs underwrote approximately $751 million principal amount of securities to all purchasers in the offerings at issue in the May 2010 motion to intervene. On July 11, 2008, IndyMac Bank was placed under an FDIC receivership, and on July 31, 2008, IndyMac Bancorp, Inc. filed for Chapter 7 bankruptcy in the U.S. Bankruptcy Court in Los Angeles, California.

RALI Pass-Through Certificates Litigation

Goldman Sachs is among numerous underwriters named as defendants in a putative securities class action initially filed in September 2008 in New York Supreme Court, and subsequently removed to the U.S. District Court for the Southern District of New York. As to the underwriters, plaintiffs allege that the offering documents in connection with various offerings of mortgage-backed pass-through certificates violated the disclosure requirements of the federal securities laws. In addition to the underwriters, the defendants include Residential Capital, LLC (“ResCap”), Residential Accredit Loans, Inc. (“RALI”), Residential Funding Corporation (“RFC”), Residential Funding Securities Corporation (“RFSC”), and certain of their officers and directors. On March 31, 2010, the defendant’s motion to dismiss was granted in part and denied in part by the district court, resulting in dismissal on the basis of standing of all claims relating to offerings in which no plaintiff purchased securities. In June and July 2010, the lead plaintiff and five additional investors moved to intervene in order to assert claims based on additional offerings (including two underwritten by Goldman Sachs). On April 28, 2011, the court granted defendants’ motion to dismiss as to certain of these claims (including those relating to one offering underwritten by Goldman Sachs based on a release in an unrelated settlement), but otherwise permitted the intervenor case to proceed. By an order dated January 3, 2013, the district court denied the defendants’ motions to dismiss certain of the intervenors’ remaining claims as time barred. Class certification of the claims based on the pre-intervention offerings was initially denied by the district court, and that denial was upheld on appeal; however, following remand, on October 15, 2012, the district court certified a class in connection with the pre-intervention offerings. By an order dated January 3, 2013, the district court granted plaintiffs’ application to modify the class definition to include only initial purchasers who bought the securities directly from the underwriters or their agents no later than ten trading days after the offering date (rather than just on the offering date). On March 26, 2013, the U.S. Court of Appeals for the Second Circuit denied the defendants’ petition seeking leave to appeal the district court’s class certification orders. On April 30, 2013, the district court granted, in part, plaintiffs’ request to reinstate a number of the claims, including claims related to seven offerings underwritten by Goldman Sachs, that were previously dismissed on March 31, 2010.

Goldman Sachs underwrote approximately $5.51 billion principal amount of securities to all purchasers in the offerings for which claims have not been dismissed or which have been reinstated. On May 14, 2012, ResCap, RALI and RFC filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Southern District of New York and the action has been stayed with respect to them, RFSC and certain of their officers and directors.

MF Global Securities Litigation

Goldman Sachs is among numerous underwriters named as defendants in class action complaints filed in the U.S. District Court for the Southern District of New York commencing November 18, 2011. These complaints generally allege that the offering materials for two offerings of MF Global Holdings Ltd. (“MF Global”)

convertible notes (aggregating approximately $575 million in principal amount) in February 2011 and July 2011, among other things, failed to describe adequately the nature, scope and risks of MF Global’s exposure to European sovereign debt, in violation of the disclosure requirements of the federal securities laws. On August 20, 2012, the plaintiffs filed a consolidated amended complaint and on October 19, 2012, the defendants filed motions to dismiss the amended complaint. Numerous parties, including Goldman Sachs, have commenced a mediation relating to various MF Global-related proceedings. Goldman Sachs underwrote an aggregate principal amount of approximately $214 million of the notes. On October 31, 2011, MF Global filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court in Manhattan, New York.

Goldman Sachs has also received inquiries from various governmental and regulatory bodies and self-regulatory organizations concerning certain transactions with MF Global prior to its bankruptcy filing. GS Group is cooperating with all such inquiries.

Employment-Related Matters

On May 27, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by several contingent technology workers who were employees of third-party vendors. The plaintiffs are seeking overtime pay for alleged hours worked in excess of 40 per work week. The complaint alleges that the plaintiffs were de facto employees of Goldman Sachs and that Goldman Sachs is responsible for the overtime pay under federal and state overtime laws. The complaint seeks class action status and unspecified damages. On March 21, 2011, the parties agreed to the terms of a settlement in principle and on February 10, 2012, the court approved the terms of the settlement. Goldman Sachs has reserved the full amount of the proposed settlement.

On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three former female employees alleging that GS Group and Goldman Sachs have systematically discriminated against female employees in respect of compensation, promotion, assignments, mentoring and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels by GS Group and Goldman Sachs since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages. GS Group and Goldman Sachs filed a motion to stay the claims of one of the named plaintiffs and to compel individual arbitration with that individual, based on an arbitration provision contained in an employment agreement between GS Group and that individual. On April 28, 2011, the magistrate judge to whom the district judge assigned the motion denied the motion and the district court affirmed the magistrate judge’s decision on November 15, 2011. On March 21, 2013, the U.S. Court of Appeals for the Second Circuit reversed the district court’s decision, holding that arbitration should be compelled. On June 13, 2011, GS Group and Goldman Sachs moved to strike the class allegations of one of the three named plaintiffs based on her failure to exhaust administrative remedies. On September 29, 2011, the magistrate judge recommended denial of the motion to strike and, on January 10, 2012, the district court denied the motion to strike. On July 22, 2011, GS Group and Goldman Sachs moved to strike all of the plaintiffs’ class allegations, and for partial summary judgment as to plaintiffs’ disparate impact claims. By a decision dated January 19, 2012, the magistrate judge recommended that defendants’ motion be denied as premature. The defendants filed objections to that recommendation with the district judge and on July 17, 2012, the district court issued a decision granting in part GS Group’s and Goldman Sachs’ motion to strike plaintiffs’ class allegations on the ground that plaintiffs lacked standing to pursue certain equitable remedies and denying in part GS Group’s and Goldman Sachs’ motion to strike plaintiffs’ class allegations in their entirety as premature.

Hellenic Republic (Greece) Matters

GS Group and certain of its affiliates have been subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations in connection with Goldman Sachs’ transactions with the Hellenic Republic (Greece), including financing and swap transactions, as well as trading and research activities with respect to Greek sovereign debt. GS Group has cooperated with the investigations and reviews.

Investment Management Services

GS Group and certain of its affiliates are parties to various civil litigation and arbitration proceedings and other disputes with clients relating to losses allegedly sustained as a result of Goldman Sachs’ investment management services. These claims generally seek, among other things, restitution or other compensatory damages and, in some cases, punitive damages. In addition, GS Group and its affiliates are subject from time to time to investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations in connection with Goldman Sachs’ investment management services. GS Group is cooperating with all such investigations and reviews.

Financial Advisory Services

GS Group and certain of its affiliates are parties to various civil litigation and arbitration proceedings and other disputes with clients and third parties relating to the firm’s financial advisory activities. These claims generally seek, among other things, compensatory damages and, in some cases, punitive damages, and in certain cases allege that the firm did not appropriately disclose or deal with conflicts of interest. In addition, GS Group and its affiliates are subject from time to time to investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations in connection with conflicts of interest. GS Group is cooperating with all such investigations and reviews.

GS Group, Goldman Sachs and The Goldman, Sachs & Co. L.L.C. are defendants in an action brought by the founders and former majority shareholders of Dragon Systems, Inc. (Dragon) on November 18, 2008, alleging that the plaintiffs incurred losses due to Goldman Sachs’ financial advisory services provided in connection with the plaintiffs’ exchange of their purported $300 million interest in Dragon for stock of Lernout & Hauspie Speech Products, N.V. (L&H) in 2000. L&H filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court in Wilmington, Delaware on November 29, 2000. The action is pending in the United States District Court for the District of Massachusetts. The complaint sought unspecified compensatory, punitive and other damages, and alleged breach of fiduciary duty, violation of Massachusetts unfair trade practices laws, negligence, negligent and intentional misrepresentation, gross negligence, willful misconduct and bad faith. Former minority shareholders of Dragon brought a similar action against Goldman Sachs with respect to their purported $49 million interest in Dragon, and this action was consolidated with the action described above. By an order dated October 31, 2012, the court granted summary judgment with respect to certain counterclaims and an indemnification claim brought by the Goldman Sachs defendants against one of the shareholders, but denied summary judgment with respect to all other claims. On January 23, 2013, a jury found in favor of the Goldman Sachs defendants on the plaintiffs’ claims for negligence, negligent and intentional misrepresentation, gross negligence and breach of fiduciary duty. The plaintiffs’ claims for violation of Massachusetts unfair trade practices laws will be addressed by the district court and have not yet been decided.

Sales, Trading and Clearance Practices

GS Group and certain of its affiliates are subject to a number of investigations and reviews, certain of which are industry-wide, by various governmental and regulatory bodies and self-regulatory organizations relating to the sales, trading and clearance of corporate and government securities and other financial products, including compliance with the SEC’s short sale rule, algorithmic and quantitative trading, futures trading, transaction reporting, securities lending practices, trading and clearance of credit derivative instruments, commodities trading, private placement practices and compliance with the U.S. Foreign Corrupt Practices Act.

The European Commission announced in April 2011 that it was initiating proceedings to investigate further numerous financial services companies, including GS Group, in connection with the supply of data related to credit default swaps and in connection with profit sharing and fee arrangements for clearing of credit default swaps, including potential anti-competitive practices. The proceedings in connection with the supply of data related to credit default swaps are ongoing. GS Group’s current understanding is that the proceedings related to profit sharing and fee arrangements for clearing of credit default swaps have been suspended indefinitely.

Goldman Sachs has received civil investigative demands from the U.S. Department of Justice (DOJ) for information on similar matters. Goldman Sachs is among the numerous defendants in a putative antitrust class action filed on May 3, 2013 in the U.S. District Court for the Northern District of Illinois. The complaint generally alleges that defendants violated federal antitrust laws by conspiring to inflate bid-ask spreads for credit derivatives. The complaint seeks declaratory and injunctive relief as well as treble damages in an unspecified amount.

The CFTC has been investigating the role of Goldman Sachs Execution & Clearing, L.P. (“GSEC”), as the clearing broker for an SEC-registered broker-dealer client. The CFTC staff has orally advised GSEC that it intends to recommend that the CFTC bring aiding and abetting, civil fraud and supervision-related charges against GSEC arising from its provision of clearing services to this broker-dealer client based on allegations that GSEC knew or should have known that the client’s subaccounts maintained at GSEC were actually accounts belonging to customers of the broker-dealer client and not the client’s proprietary accounts. GSEC has been discussing a potential resolution. GS Group is cooperating with the investigations and reviews.

In December 2012, Goldman Sachs, without admitting or denying the findings, consented to a civil monetary penalty in the amount of $1.5 million and a cease and desist order from the CFTC in connection with CFTC findings that Goldman Sachs failed to ensure that certain aspects of its risk management, compliance and supervision programs comported with its obligations to supervise diligently the trading activities of an associated person (the “trader”), whose trading activities on seven days in mid-November and mid-December 2007 in the e-mini S&P 500 futures contract traded on the CME resulted in a substantial loss to Goldman Sachs. Specifically, in violation of CFTC Regulation 166.3, Goldman Sachs was alleged to have failed to have procedures reasonably designed to detect and prevent the manual entry of fabricated futures trades into its front office systems, which aggregated manually entered and electronically executed trades in the same product. As a result, the trader entered fabricated e-mini S&P 500 sell trades into its manual trading system, which artificially offset and camouflaged e-mini S&P buy trades the trader had executed in the market. In particular, the trader established an $8.3 billion e-mini S&P 500 position in a firm trading account causing Goldman Sachs a loss of over $118 million in unwinding the trader’s position. Separately, after the trader was discharged, Goldman Sachs withheld certain key information from the NFA and the CFTC until after the CFTC’s Division of Enforcement commenced its investigation. In addition to the civil monetary penalty, Goldman Sachs agreed to cease and desist from violating CFTC Regulation 166.3.

Insider Trading Investigations

From time to time, Goldman Sachs and its employees are the subject of or otherwise involved in regulatory investigations relating to insider trading, the potential misuse of material nonpublic information and the effectiveness of Goldman Sachs’ insider trading controls and information barriers. It is Goldman Sachs’ practice to cooperate fully with any such investigations.

Research Investigations

From time to time, GS Group is the subject of or otherwise involved in regulatory investigations relating to research practices, including research independence and interactions between research analysts and other firm personnel, including investment banking personnel. It is the firm’s practice to cooperate fully with any such investigations.

Municipal Securities Matters

GS Group and certain of its affiliates are subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations relating to transactions involving municipal securities, including wall-cross procedures and conflict of interest disclosure with respect to state and municipal clients, the trading and structuring of municipal derivative instruments in connection with municipal offerings, political contribution rules, underwriting of Build America Bonds, municipal advisory services and the possible impact of credit default swap transactions on municipal issuers. GS Group is cooperating with the investigations and reviews.

On August 21, 2008, Goldman Sachs entered into a settlement in principle with the Office of the Attorney General of the State of New York and the Illinois Securities Department (on behalf of the North American Securities Administrators Association) regarding auction rate securities. Under the agreement, GS Group agreed, among other things, (i) to offer to repurchase at par the outstanding auction rate securities that its private wealth management clients purchased through Goldman Sachs prior to February 11, 2008, with the exception of those auction rate securities where auctions were clearing, (ii) to continue to work with issuers and other interested parties, including regulatory and governmental entities, to expeditiously provide liquidity solutions for institutional investors, and (iii) to pay a $22.5 million fine. The settlement is subject to approval by the various states. Goldman Sachs has entered into consent orders with New York, Illinois and most other states and is in the process of doing so with the remaining states.

Beginning in February 2012, Goldman Sachs was named as respondent in four FINRA arbitrations filed, respectively, by the cities of Houston, Texas and Reno, Nevada, a California school district, and a North Carolina municipal power authority, based on Goldman Sachs’ role as underwriter and broker-dealer of the claimants’ issuances of an aggregate of over $1.8 billion of auction rate securities from 2003 through 2007 (in the Houston arbitration, two other financial services firms were named as respondents, and in the North Carolina arbitration, one other financial services firm was named)). Each claimant alleges that Goldman Sachs failed to disclose that it had a practice of placing cover bids on auctions, and failed to offer the claimant the option of a formulaic maximum rate (rather than a fixed maximum rate), and that, as a result, the claimant was forced to engage in a series of expensive refinancing and conversion transactions after the failure of the auction market (at an estimated cost, in the case of Houston, of approximately $90 million). Houston and Reno also allege that Goldman Sachs advised them to enter into interest rate swaps in connection with their auction rate securities issuances, causing them to incur additional losses (including, in the case of Reno, a swap termination obligation of over $8 million). The claimants assert claims for breach of fiduciary duty, fraudulent concealment, negligent misrepresentation, breach of contract, violations of the 1934 Act and state securities laws, and breach of duties under the rules of the Municipal Securities Rulemaking Board and the NASD, and seek unspecified damages. In federal court, Goldman Sachs has filed complaints and motions seeking to enjoin the Reno, California school district and North Carolina arbitrations pursuant to the exclusive forum selection clauses in the transaction documents. On November 26, 2012, Goldman Sachs’ motion to enjoin was denied with regard to the Reno arbitration, and Goldman Sachs appealed on March 11, 2013. On February 8, 2013, Goldman Sachs’ motion to enjoin was granted with regard to the California school district arbitration, and the California school district appealed on March 5, 2013. On April 26, 2013, Goldman Sachs filed its formal motion to enjoin the North Carolina arbitration, and the North Carolina municipal power authority filed a motion to dismiss Goldman Sachs’ complaint for lack of venue.

Financial Crisis-Related Matters

GS Group and certain of its affiliates are subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations and litigation relating to the 2008 financial crisis. Goldman Sachs is cooperating with the investigations and reviews.

In the second quarter of 2011, a Staff Report of the Senate Permanent Subcommittee on Investigations concerning the key causes of the financial crisis was issued. Goldman Sachs and another financial institution were used as case studies with respect to the role of investment banks. The report was referred to the DOJ and the SEC for review. Goldman Sachs has cooperated with the investigations arising from this referral. On August 9, 2012, the DOJ announced that it had concluded its investigation and would not be bringing criminal charges against Goldman Sachs or any of its current or former employees in connection with this matter.

Jefferies Bache, LLC (JBL)

From time to time JBL (in its capacity as a commodities broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the action described below, during the five years preceding the date of this Prospectus there has been no administrative, civil, or criminal action against JBL or any of its principals which is material, in light of all the circumstances, to an investor’s decision to invest.

In December 2009, JBL was served with a Statement of Claim in an arbitration brought before the National Futures Association. The claimant, an oil company involved in the marketing, supply and transportation of petroleum products, alleged that JBL knew that one of claimant’s employees, who had been an authorized trader for the claimant, engaged in unauthorized trading and that JBL permitted him to do so. Claimant alleged actual damages of $7 million and, to the extent it also alleged that JBL violated the “RICO” statute, claimed treble damages, or $21 million.

In February 2010, JBL filed an answer which denied any responsibility for the conduct of the claimant’s employee. Pursuant to the sale of JBL earlier in 2011, Prudential Financial, Inc. retained responsibility for this matter, although JBL remained as the respondent in the arbitration. In October 2011, Prudential Financial and the claimant reached a settlement of this matter; JBL did not contribute any monies to the settlement.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch)

Merrill Lynch has been named as a defendant in various legal actions and proceedings, including arbitrations, class actions and other litigation arising in connection with its activities as a global, diversified, financial services institution.

Some of the legal actions and proceedings include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress. Merrill Lynch is also involved in investigations and/or proceedings by governmental and self-regulatory agencies.

Bank of America Corporation (“Bank of America”), Merrill Lynch’s ultimate parent, and Merrill Lynch & Co., Inc. (the “Parent”), Merrill Lynch’s direct corporate parent, make all required disclosures in their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated in reports on Form 8-K, all of which are filed or furnished with the SEC (“Regulatory Filings”). Merrill Lynch makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with FINRA. Those Regulatory Filings and Form BD and ADV Filings include disclosures of regulatory inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD filings are publicly available on the FINRA BrokerCheck system at http://www.finra.org/Investors/Tools Calculators/BrokerCheck/index.htm. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov.

In view of the inherent difficulty of predicting the outcome of such litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, Merrill Lynch generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, Merrill Lynch establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, Merrill Lynch does not establish an accrued liability. As a litigation or regulatory matter develops, Merrill Lynch, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. If, at the time of evaluation, the loss contingency related to a litigation or regulatory matter is not both probable and estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and estimable. Once the loss contingency related to a litigation or regulatory matter is deemed to be both probable and estimable, Merrill Lynch will establish an accrued liability with respect to such loss contingency and record a corresponding amount of litigation-related expense. Merrill Lynch continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of Merrill Lynch management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, will have a material adverse effect on Merrill Lynch’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, , some of which are beyond Merrill Lynch’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to Merrill Lynch for any particular reporting period.

The actions against Merrill Lynch include, but are not limited to, the following:

Auction Rate Securities Litigation

Since October 2007, Merrill Lynch and certain affiliates have been named as defendants in a variety of lawsuits and other proceedings brought by customers and both individual and institutional investors, and issuers regarding auction rate securities (“ARS”). These actions generally allege that the defendants (i) misled the plaintiffs into believing that there was a deeply liquid market for ARS, and (ii) failed to adequately disclose their or their affiliates’ practice of placing their own bids to support ARS auctions. Plaintiffs assert that ARS auctions started failing from August 2007 through February 2008 when defendants and other broker-dealers stopped placing those “support bids.” In addition to the matters described in more detail below, arbitrations and individual lawsuits have been filed against Merrill Lynch and certain affiliates by parties who purchased ARS and are seeking relief that includes compensatory and punitive damages, as well as rescission, among other relief.

Merrill Lynch and the Parent face civil actions relating to the sales of ARS and management of ARS auctions, including two putative class action lawsuits in which the plaintiffs seek to recover the alleged losses in market value of ARS securities purportedly caused by the defendants’ actions. Plaintiffs also seek unspecified damages, including rescission, other compensatory and consequential damages, costs, fees and interest. The first action, In Re Merrill Lynch Auction Rate Securities Litigation, is the result of the consolidation of two separate class action suits in the U.S. District Court for the Southern District of New York. These suits were brought by two customers of Merrill Lynch, on behalf of all persons who purchased ARS in auctions managed by Merrill Lynch and other affiliates, against the Parent and Merrill Lynch. On March 31, 2010, the U.S. District Court for the Southern District of New York granted Merrill Lynch’s motion to dismiss. Plaintiffs appealed and on November 14, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal. Plaintiffs’ time to seek a writ of certiorari to the U.S. Supreme Court expired on February 13, 2012, and, as a result, this action is now concluded. The second action, Bondar v. Bank of America Corporation, was brought by a putative class of ARS purchasers against Bank of America and BAS. On February 24, 2011, the U.S. District Court for the Northern District of California dismissed the amended complaint and directed plaintiffs to state whether they will file a further amended complaint or appeal the court’s dismissal. Following the Second Circuit’s decision in In Re Merrill Lynch Auction Rate Securities Litigation, plaintiffs voluntarily dismissed their action on January 4, 2012. The dismissal is subject to the district court’s approval.

Bank of America Merger-related Matters

Since January 2009, Bank of America, Parent and/or certain of their current and former officers and directors, among others, have been named as defendants in a variety of securities actions filed in federal courts relating to Bank of America’s acquisition of Parent (the “Acquisition”). The claims in these actions generally concern (i) the Acquisition; (ii) the financial condition and 2008 fourth quarter losses experienced by Bank of America and Parent; (iii) due diligence conducted in connection with the Acquisition; (iv) the Acquisition agreements’ terms regarding Parent’s ability to pay bonuses to Parent employees up to $5.8 billion; (v) Bank of America’s discussions with government officials in December 2008 regarding Bank of America’s consideration of invoking the material adverse change clause in the Acquisition agreement and the possibility of obtaining government assistance in completing the Acquisition; and/or (vi) alleged material misrepresentations and/or material omissions in the proxy statement and related materials for the Acquisition.

Plaintiffs in In re Bank of America Securities, Derivative and Employment Retirement Income Security Act (“ERISA”) Litigation (the “Securities Plaintiffs”), a putative class action pending in the U.S. District Court for the Southern District of New York, represent all (i) purchasers of the Bank of America common and preferred securities between September 15, 2008 and January 21, 2009 and its January 2011 options, (ii) holders of Bank of America common stock as of October 10, 2008, and (iii) purchasers of Bank of America’s common stock issued in the offering that occurred on or about October 7, 2008. During the purported class period, Bank of America common shares declined from $33.74 on September 12, 2008 to $6.68 on January 21, 2009. Securities Plaintiffs claim violations of Sections 10(b), 14(a) and 20(a) of the 1934 Act, and SEC rules promulgated thereunder. Bank of America and its co-defendants filed motions to dismiss, which the court granted in part by dismissing certain of the Securities Plaintiffs’ claims under Section 10(b) of the 1934 Act. Securities Plaintiffs filed a second amended complaint which repleaded some of the dismissed claims as well as added claims under Sections 10(b) and 20(a) of the 1934 Act on behalf of holders of certain debt, preferred securities and option securities. Securities Plaintiffs’ amended complaint also alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended the (“1933 Act”) related to the offering of Bank of America’s common stock that occurred on or about October 7, 2008, and names Merrill Lynch, among others, as defendants on certain claims. Bank of America and its co-defendants filed motions to dismiss, which the court granted in part in August 2010 by dismissing certain of the Securities Plaintiffs’ claims under Section 10(b) of the 1934 Act. In July 2011, the court granted in part defendants’ motion to dismiss the second amended complaint. As a result of the court’s July 2011 ruling, the Securities Plaintiffs were (in addition to the claims sustained in the court’s August 2010 ruling) permitted to pursue a claim under Section 10(b) asserting that defendants should have made additional disclosures in connection with the Acquisition about the financial condition and 2008 fourth-quarter losses experienced by Parent. Securities Plaintiffs seek unspecified monetary damages, legal costs and attorneys’ fees. On February 6, 2012, the court granted Securities Plaintiffs’ motion for class certification. On February 21, 2012, Bank of America filed a petition requesting that the U.S. Court of Appeals for the Second Circuit review the district court’s order granting Securities Plaintiffs’ motion for class certification.

Several individual plaintiffs have opted to pursue claims apart from the In re Bank of America Securities, Derivative, and Employment Retirement Income Security Act (ERISA) Litigation and, accordingly, have initiated individual actions in the U.S. District Court for the Southern District of New York relying on substantially the same facts and claims as the Securities Plaintiffs.

Benistar Litigation

In Gail A. Cahaly, et al. v. Benistar Property Exchange Trust Company, Inc, et al. (“Benistar”), a matter filed on August 1, 2001, in the Massachusetts Superior Court, Suffolk County, plaintiffs alleged that Merrill Lynch aided and abetted a fraud and breach of fiduciary duty allegedly perpetrated by Benistar, a former client of Merrill Lynch. On June 25, 2009, the jury in the second trial in this matter found in favor of plaintiffs on all counts. Plaintiffs filed discovery-related sanctions motions, as well as a petition seeking attorneys’ fees and costs. On January 11, 2011, the court issued rulings denying plaintiffs’ request for sanctions and punitive damages but awarding consequential damages and attorneys’ fees to plaintiffs in an amount not material to Merrill Lynch’s results of operations. Plaintiffs and Merrill Lynch appealed the court’s January 11, 2011 rulings on damages and sanctions. On December 26, 2012, plaintiffs and Merrill Lynch agreed to settle for an amount not material to Merrill Lynch’s results of operations.

“Good Reason” Litigation

Since 2009, Merrill Lynch and certain affiliates have been named as defendants in lawsuits and arbitrations brought by former Merrill Lynch employees, primarily financial advisors, who participated in certain Merrill Lynch equity and contingent long term incentive compensation plans (the “Plans”). These actions generally allege that the former employees had “good reason” to resign as that term is defined under the change in control provisions of the applicable Plans and, as such, are entitled to immediate vesting and payment of forfeited awards and/or monetary sums under those Plans.

In addition, a putative class action was filed in October 2009, entitled Chambers et al v. Merrill Lynch & Co. et al. in the U.S. District Court for the Southern District of New York, seeking certification of a putative class of financial advisors and seeking damages and other payments under the good reason provisions of certain contingent incentive compensation plans. On November 26, 2012, the parties entered into an agreement to settle Chambers. The settlement amount has been fully accrued. On December 13, 2012, the court issued an order granting preliminary approval to the settlement and providing for notice to potential class members. The agreement is subject to the court’s final approval. Other actions asserting good reason claims remain pending.

Illinois Funeral Directors Association Matters

Commencing in 1979, the Illinois Funeral Directors Association (“IFDA”), an Illinois not-for-profit corporation that serves as a trade association representative for the Illinois funeral industry, began providing trust services to Illinois consumers for the deposit of payments for pre-paid funeral services. Illinois law regulates the sale of pre-paid funeral goods and services and requires that proceeds of those sales be held in trust. In 1986, the IFDA began offering a tax-advantaged pre-need trust administered by its subsidiary, IFDA Services, Inc. (“IFDA Services”). The tax-advantaged pre-need trust invested primarily in variable universal life insurance (“VUL”) policies written against the lives of “keymen” of IFDA, its members and its affiliates. In response to the stated investment objectives of IFDA’s executive director and its board of directors, Merrill Lynch recommended the purchase of the VUL policies to IFDA for the tax-advantaged pre-need trust, and Merrill Lynch Life Agency, Inc. (“MLLA”), sold the pre-need trust approximately 270 VUL policies as investment vehicles.

During IFDA Services’ operation of the pre-need trust, it credited IFDA members with earnings on deposits into the pre-need trust based on a rate of return set by IFDA Services, even though the crediting rate sometimes exceeded the actual earnings on the trust investments. As a result, a deficit developed between the amounts that the IFDA credited to IFDA members and the actual earnings of the trust. The Illinois Office of the Comptroller, the trust’s regulator, removed IFDA Services as trustee of the trust in 2008, and asked Merrill Lynch Bank & Trust Company, FSB (“MLBTC”), to serve as successor trustee.

On February 10, 2012, the State of Illinois Office of the Secretary of State, Securities Department (“ISD”) entered into a consent order with Merrill Lynch to resolve the ISD’s investigation of the sale of life insurance policies to the pre-need trust. The consent order provided for payment by Merrill Lynch of an amount not material to Merrill Lynch’s results of operations as restitution to the tax-advantaged pre-need trust and its beneficiaries to mitigate any potential loss or injuries that Illinois pre-need patrons or funeral homes might otherwise suffer and fund the anticipated funeral costs of Illinois pre-need patrons. In addition, the consent order provided for payment by Merrill Lynch of the costs of the ISD’s investigation and of administration and distribution of the ISD settlement funds.

On June 16, 2009, a purported class action on behalf of a proposed class of pre-need contract holders, David Tipsword as Trustee of Mildred E. Tipsword Trust, individually and on behalf of all others similarly situated v. I.F.D.A. Services Inc., et al., was filed in the U.S. District Court for the Southern District of Illinois against Merrill Lynch, among other defendants. The complaint alleged that Merrill Lynch breached purported fiduciary duties and committed negligence and seeks compensatory and punitive damages, reasonable attorneys’ fees, and costs. The court denied Merrill Lynch’s motion to dismiss.

On June 30, 2009, a purported class action on behalf of a proposed class of funeral directors, Clancy-Gernon Funeral Home, Inc., et al. v. Merrill Lynch, et al., was filed in the Illinois Circuit Court, Cook County, alleging that Merrill Lynch and MLLA, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and conversion. Merrill Lynch and MLLA removed the complaint to the U.S. District Court for the Northern District of Illinois, and the case ultimately transferred to the U.S. District Court for the Southern District of Illinois. On November 9, 2010, plaintiffs filed a third amended complaint, which added new parties, including MLBT-FSB, and additional claims for fraud, breach of fiduciary duty, negligence and aiding and abetting fiduciary duty against Merrill Lynch and MLLA, and breach of fiduciary duty and negligence against MLBT-FSB. The third amended complaint sought disgorgement and remittance of all commissions, premiums, fees and compensation; an accounting; compensatory damages; pre-judgment and post-judgment interest; and reasonable attorneys’ and experts’ fees and costs. The court denied MLBT-FSB’s motion to dismiss and permitted Merrill Lynch and MLLA to withdraw their motions to dismiss.

On December 9, 2010, a purported class action on behalf of a proposed class of funeral directors, Pettett Funeral Home, Ltd., et al. v. Merrill Lynch, et al., was filed in the U.S. District Court for the Southern District of Illinois. The allegations and relief sought in the Pettett matter were virtually identical to the claims in Clancy-Gernon.

On July 28, 2010, Charles G. Kurrus, III, P.C., a funeral director and owner of a funeral home, filed an action in the Illinois Circuit Court, St. Clair County, against Merrill Lynch, MLLA and MLBT-FSB, among others, including present and former Merrill Lynch employees. The complaint, entitled Charles F. Kurrus, III, P.C. v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al., asserted causes of action for breach of the Illinois Consumer Fraud and Deceptive Business Practices Act and civil conspiracy against all defendants; breach of fiduciary duty against Merrill Lynch and MLBT-FSB; and negligence and aiding and abetting breach of fiduciary duty against Merrill Lynch. The complaint sought declaratory relief; disgorgement of all commissions, fees and revenues received by Merrill Lynch, MLLA and MLBT-FSB; pre-judgment and post-judgment interest; an accounting; and attorneys’ fees. Defendants filed motions to dismiss.

On February 15, 2012, the parties to the above-referenced litigations executed a settlement agreement to fully resolve the claims asserted in the class action litigations and the Kurrus litigation, and fully release and bar any civil claims against Merrill Lynch, its employees or affiliates with respect to the IFDA pre-need trust. The settlement agreement provided for a payment by Merrill Lynch in an amount not material to Merrill Lynch’s results of operations (which amount was fully accrued as of December 31, 2011). On June 12, 2012, the court entered a final order approving the class action settlement and entered judgments dismissing the three class action lawsuits (Tipsword, Clancy-Vernon and Pettett) with prejudice. On August 2, 2012, the court in Kurrus dismissed the matter with prejudice.

In re Initial Public Offering Securities Litigation

The Parent, Merrill Lynch and certain of their subsidiaries, along with other underwriters, and various issuers and others, were named as defendants in a number of putative class action lawsuits that have been consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contended, among other things, that defendants failed to make certain required disclosures in the registration statements and prospectuses for applicable offerings regarding alleged agreements with institutional investors that tied allocations in certain offerings to the purchase orders by those investors in the aftermarket. Plaintiffs alleged that such agreements allowed defendants to manipulate the price of the securities sold in these offerings in violation of Section 11 of the 1933 Act and Section 10(b) of the 1934 Act and SEC rules promulgated thereunder. The parties agreed to settle the matter, for which the court granted final approval in an amount that was not material to Merrill Lynch’s results of operations. Some putative class members have filed an appeal, which remains pending, in the U.S. Court of Appeals for the Second Circuit seeking reversal of the final approval. On August 25, 2011, the district court, on remand from the U.S. Court of Appeals for the Second Circuit, dismissed the objection by the last remaining putative class member, concluding that he was not a class member. On January 9, 2012, that objector dismissed with prejudice an appeal of the court’s dismissal pursuant to a settlement agreement. On November 28, 2011, an objector whose appeals were dismissed by the Second Circuit filed a petition for a writ of certiorari with the U.S. Supreme Court that was rejected as procedurally defective. On January 17, 2012, the Supreme Court advised the objector that the petition was untimely and should not be resubmitted to the Supreme Court.

Lehman Brothers Holdings, Inc. Litigation

Beginning in September 2008, Merrill Lynch, including BAS, along with other underwriters and individuals, were named as defendants in several putative class action lawsuits filed in federal and state courts. All of these cases were transferred or conditionally transferred to the U.S. District Court for the Southern District of New York under the caption In re Lehman Brothers Securities and ERISA Litigation. Plaintiffs alleged that the underwriter defendants violated Section 11 of the Securities Act of 1933, as well as various state laws, by making false or misleading disclosures about the real estate-related investments and mortgage lending practices of Lehman Brothers Holdings, Inc. (“LBHI”) in connection with various debt and convertible stock offerings of LBHI. Plaintiffs sought unspecified damages. On June 4, 2010, defendants filed a motion to dismiss the complaint. On July 27, 2011, the court granted in part and denied in part the motion. Certain of the allegations in the complaint that purported to support the Section 11 claim against the underwriter defendants were dismissed; others were not dismissed relating to alleged misstatements regarding LBHI’s leverage and financial condition, risk management and risk concentrations.

On September 23, 2011, the majority of the underwriter defendants, including BAS, the Company and approximately 40 others, reached an agreement in principle with the lead plaintiffs to settle the securities class action as to the settling underwriters. On May 2, 2012, the court gave final approval to the settlement. The Company’s portion of the settlement was not material to its results of operations or financial condition.

MBIA Insurance Corporation CDO Litigation

On April 30, 2009, MBIA Insurance Corporation (“MBIA”) and LaCrosse Financial Products, LLC filed a complaint in New York State Supreme Court, New York County, against Merrill Lynch and Merrill Lynch International (“MLI”) under the caption MBIA Insurance Corporation and LaCrosse Financial Products, LLC v. Merrill Lynch Pierce Fenner and Smith Inc., and Merrill Lynch International. The complaint related to certain credit default swap and insurance agreements by which plaintiffs provided credit protection to Merrill Lynch and MLI and other parties on CDO securities. Plaintiffs claimed that Merrill Lynch and MLI did not adequately disclose the credit quality and other risks of the CDO securities and underlying collateral. The complaint alleged claims for fraud, negligent misrepresentation, breach of the implied covenant of good faith and fair dealing and breach of contract and seeks rescission and unspecified compensatory and punitive damages, among other relief. On April 9, 2010, the court granted defendants’ motion to dismiss as to the fraud, negligent misrepresentation, and breach of the implied covenant of good faith and fair dealing and rescission claims, as well as a portion of the breach of contract claim. Plaintiffs appealed the dismissal of their claims and MLI cross-appealed the denial of its motion to dismiss the breach of contract claim in its entirety. On February 1, 2011, the appellate court dismissed the case against MLI in its entirety. On July 11, 2011, the parties reached an agreement to settle the litigation. The settlement did not require any payment by Merrill Lynch.

Mortgage-Backed Securities Litigation

The Parent, Merrill Lynch and certain of their affiliates have been named as defendants in several cases relating to their various roles as issuer, originator, seller, depositor, sponsor, underwriter and/or controlling entity in mortgage-backed securities (“MBS”) offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of Sections 11 and 12 of the 1933 Act, Sections 10(b) and/or 20 of the 1934 Act and/or state securities laws and other state statutory and/or common laws.

These cases generally involve allegations of false and misleading statements regarding (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities have threatened legal actions against Merrill Lynch and its affiliates concerning MBS offerings. On January 11, 2013, Merrill Lynch preliminarily agreed on a settlement amount with the National Credit Union Administration (NCUA) to resolve claims concerning certain MBS offerings that the NCUA had threatened to bring against Merrill Lynch and certain of its affiliates. The agreement is subject to the negotiation and execution of mutually agreeable settlement documentation and approval by the NCUA board. The settlement amount would be covered by existing reserves.

AIG Litigation

On August 8, 2011, American International Group, Inc. and certain of its affiliates (collectively, “AIG”) filed a complaint in New York Supreme Court, New York County, in a case entitled American International Group, Inc. et al. v. Bank of America Corporation et al. AIG has named, among others, Merrill Lynch and a number of its related entities as defendants. AIG’s complaint asserts certain MBS Claims pertaining to 158 MBS offerings and two MBS private placements relating to Merrill Lynch affiliates, in which AIG alleges that it purchased securities between 2005 and 2007. AIG seeks rescission of its purchases or a rescissory measure of damages or, in the alternative, compensatory damages of not less than $10 billion as to all defendants; punitive damages; and other unspecified relief. Defendants removed the case to the U.S. District Court for the Southern District of New York. The district court has denied AIG’s motion to remand the case to state court. On April 24, 2012, the U.S. Court of Appeals for the Second Circuit granted plaintiffs’ petition for leave to appeal the ruling of the district court in the Southern District of New York denying plaintiffs’ motion to remand the case to New York Supreme Court. The appeal is pending.

Bayerische Landesbank, New York Branch (Merrill Lynch) Litigation

On May 2, 2012, Bayerische Landesbank, New York Branch, filed a complaint against the Parent, Merrill Lynch, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and Merrill Lynch Mortgage Lending, Inc. (“MLML”), in New York Supreme Court, New York County, entitled Bayerische Landesbank, New York Branch v. Merrill Lynch & Co., et al. The complaint asserted certain MBS Claims in connection with alleged purchases in thirteen offerings of Merrill Lynch-related MBS issued between 2006 and 2007. Plaintiff sought unspecified compensatory damages, punitive damages, interest and legal fees, and rescission or rescissory damages. On September 27, 2012, the case was settled for an amount not material to Merrill Lynch’s results of operations.

Dexia (Merrill Lynch) Litigation

On March 29, 2012, Dexia SA/NV, Dexia Holdings, Inc., FSA Asset Management LLC and Dexia Crédit Local SA (“Dexia”) filed a complaint against the Parent, Merrill Lynch, MLMI, MLML and First Franklin Financial Corporation in New York Supreme Court, New York County, entitled Dexia, et al. v. Merrill Lynch & Co. et al. The complaint asserted certain MBS Claims in connection with its alleged purchase of fifteen MBS that were issued and/or underwritten by the Company and related entities between 2006 and 2007. Dexia sought unspecified compensatory damages, rescission, interest and legal fees. The action was removed to the U.S. District Court for the Southern District of New York. On September 27, 2012, the case was settled for an amount not material to Merrill Lynch’s results of operations.

Federal Housing Finance Agency Litigation

On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”), filed complaints in the U.S. District Court for the Southern District of

New York against Bank of America, Merrill Lynch and certain related entities, and certain current and former officers and directors of these entities. The actions are entitled Federal Housing Finance Agency v. Bank of America Corporation, et al. (the “FHFA Bank of America Litigation”) and Federal Housing Finance Agency v. Merrill Lynch & Co., Inc., et al. (the “FHFA Merrill Lynch Litigation”). The complaints assert certain MBS Claims relating to MBS issued and/or underwritten by Bank of America, Merrill Lynch and related entities in 23 MBS offerings and in 72 MBS offerings, respectively, between 2005 and 2008 and allegedly purchased by either FNMA or FHLMC. The FHFA seeks among other relief, rescission of the consideration FNMA and FHLMC paid for the securities or alternatively damages allegedly incurred by FNMA and FHLMC, including consequential damages. The FHFA also seeks recovery of punitive damages in the FHFA Merrill Lynch Litigation.

The FHFA Bank of America Litigation and the FHFA Merrill Lynch Litigation, along with fourteen other cases filed by the FHFA against other financial institutions, have been coordinated before a single judge in the U.S. District Court for the Southern District of New York. One action, FHFA v. UBS Americas, Inc., et al. (the “UBS Action”), was designated the lead action with respect to allegations and claims common to the pending FHFA cases. On May 4, 2012, the court denied in part and granted in part a motion to dismiss in the UBS Action. The court subsequently denied motions to dismiss in the FHFA Merrill Lynch Litigation and the FHFA Bank of America Litigation on November 8, 2012 and November 28, 2012, respectively. On August 14, 2012, the U.S. Court of Appeals for the Second Circuit granted the UBS defendants’ application for an interlocutory appeal of the district court’s ruling pertaining to the statute of repose on the federal and state securities law claims and the statute of limitations on the federal securities law claims asserted in the UBS Action. The FHFA has asserted similar claims in the FHFA Merrill Lynch Litigation and the FHFA Bank of America Litigation.

Merrill Lynch MBS Litigation

The Parent, Merrill Lynch, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and certain current and former directors of MLMI are named as defendants in a consolidated class action in the U.S. District Court in the Southern District of New York, entitled Public Employees’ Ret. System of Mississippi v. Merrill Lynch & Co. Inc. Plaintiffs assert certain MBS Claims in connection with their purchase of MBS. In March 2010, the court dismissed claims related to 65 of 84 offerings with prejudice due to lack of standing as no named plaintiff purchased securities in those offerings. On November 8, 2010, the court dismissed claims related to one additional offering on separate grounds. On May 7, 2012, the court granted final approval of a settlement providing for a payment in an amount not material to Merrill Lynch’s results of operations (which was fully accrued as of December 31, 2011).

Stichting Pensioenfonds Litigation

On August 19, 2010, Stichting Pensioenfonds ABP (“ABP”) filed a complaint against Merrill Lynch related entities, and certain current and former directors of MLMI, and certain other defendants, in New York Supreme Court, New York County, entitled Stichting Pensioenfonds v. Merrill Lynch & Co., Inc., et al. The action was removed to the U.S. District Court for the Southern District of New York. ABP’s original complaint asserted certain MBS Claims in connection with alleged purchases in 13 offerings of Merrill Lynch-related MBS issued between 2006 and 2007. On October 12, 2011, ABP filed an amended complaint regarding the same offerings and adding additional federal securities law and state law claims. ABP seeks unspecified compensatory damages, interest and legal fees, or alternatively rescission.

Regulatory Investigations

Merrill Lynch, has received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries, investigations and potential proceedings related to a number of transactions involving Merrill Lynch’s underwriting and issuance of MBS and its participation in certain CDO offerings. These inquiries and investigations include, among others: an investigation by the SEC related to Merrill Lynch’s risk control, valuation, structuring, marketing and purchase of CDOs; and an investigation by the New York State Attorney General concerning the purchase, securitization and underwriting of mortgage loans and MBS. Merrill Lynch has provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

Rosen Capital Partners LP & Rosen Capital Institutional LP’s FINRA Arbitration

On May 28, 2008, two former hedge fund clients of Merrill Lynch Professional Clearing Corporation (“MLPCC”), Rosen Capital Partners LP and Rosen Capital Institutional LP (collectively, the “Rosen Funds”), filed a statement of claim asserting claims for breach of contract, fraud, and negligence against MLPCC in connection with alleged losses in the fall of 2008. On July 5, 2011, a FINRA panel awarded the Rosen Funds $64 million plus pre-judgment interest On December 23, 2011, the California Superior Court granted the Rosen Funds’ motion to confirm the award and on February 15, 2012 entered judgment on the award and pre-judgment interest, an amount that was fully accrued. On February 5, 2013, the Court of Appeals affirmed the decision of the California Superior Court.

Regulatory Actions

Squawk Box Settlement

The SEC alleged, and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to maintain policies and procedures reasonably designed to prevent the misuse of customer order information as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act. The order (1) requires that Merrill Lynch cease and desist from committing or causing any future violations of the provisions charged, (2) censures Merrill Lynch, (3) imposed a civil money penalty in the amount of $7,000,000, and (4) orders Merrill Lynch to comply with undertakings regarding the enhancement of certain policies and procedures. On March 11, 2009, without admitting or denying the SEC’s findings, Merrill Lynch consented to the entry of an administrative SEC order finding violations of Section 15(f) of the 1934 Act and Section 204A of the Advisers Act for allegedly failing to maintain written policies and procedures reasonably designed to prevent the misuse of customer order information. The order requires Merrill Lynch to comply with undertakings to implement (or to continue) and maintain policies and procedures to, among things: (1) inform employees that information concerning customer order information is confidential, (2) address employee access to the equity squawk box, and (3) train employees who use squawk box related technology. In addition, Merrill Lynch’s internal audit department shall conduct periodic reviews of these policies and procedures and provide the SEC staff with a copy of the audit report.

Consulting Services Settlement

On January 30, 2009, Merrill Lynch, without admitting or denying any findings of misconduct by the SEC, consented to the entry of an administrative order by the SEC that (1) found that Merrill Lynch violated Sections 204 and 206(2) of the Advisers Act, and Rule 204-2(a)(14) thereunder; (2) required that Merrill Lynch cease and desist from committing or causing any violation or further violations of the provisions charged; (3) censured Merrill Lynch pursuant to Section 203(e) of the Advisers Act; and (4) required Merrill Lynch to pay a civil money penalty of $1 million. The order found that Merrill Lynch, through its pension consulting services advisory program, breached its fiduciary duty to certain current and prospective pension fund clients by misrepresenting and omitting to disclose material information.

Multi-State Auction Rate Securities Settlement

The Commonwealth of Massachusetts Office of the Secretary of the Commonwealth Securities Division (“MSD”) alleged that Merrill Lynch violated the Massachusetts Uniform Securities Act, which, in part, prohibits unethical or dishonest conduct or practices in the securities business, concerning the sale of ARS to retail and other customers by Merrill Lynch. Without admitting or denying the allegations, Merrill Lynch entered into a settlement with the MSD, in which it agreed to certain undertakings, including offering to buy back eligible ARS from eligible investors. Merrill Lynch agreed to pay the MSD a civil penalty of $1,598,650.90, as part of a $125,000,000 fine that will be allocated at the Commonwealth of Massachusetts and other states’ discretion to resolve all underlying conduct relating to the sale of ARS.

Banc of America Investment Services, Inc./Banc of America Securities LLC Auction Rate Securities Settlement

As the result of the merger of Banc of America Investment Services, Inc. (“BAI”) with and into Merrill Lynch on October 23, 2009 and the merger of Banc of America Securities LLC (“BAS”) with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAI and BAS in the following matter: The SEC alleged that BAI and BAS (together, the “Firms”), misled customers regarding the fundamental nature and increasing risks associated with ARS that the Firms underwrote, marketed, and sold. The SEC also alleged that, by engaging in such conduct, the Firms violated Section 15(c) of the 1934 Act. The Firms neither admit nor deny these allegations. Among other undertakings, the Firms have, through their affiliate Blue Ridge Investments, L.L.C., offered to purchase at par from “Individual Investors” (as defined in the Consent of Defendants Banc of America Securities LLC and Banc of America Investment Services, Inc.) certain ARS, and have substantially completed the purchase of those ARS. The Firms have also agreed to pay a total civil penalty of $50,000,000 that will be distributed among the states and U.S. territories that enter into administrative or civil consent orders related to ARS.

Multi-State Client Associate Registration Settlement

The Texas State Securities Board (the “Board”) alleged that in connection with the sale of securities in Texas by certain of Merrill Lynch’s client associates who were not registered in Texas, Merrill Lynch failed to establish a supervisory system reasonably designed to achieve compliance with the Texas Securities Act and Rules and Regulations of the Texas State Securities Board (the “Board Rules”) and failed to enforce its established written procedures in violation of §§ 115.10(a) and (b)(1) of the Board Rules, respectively. Without admitting or denying the findings of fact or conclusions of law, Merrill Lynch entered into a Consent Order with the Board in which it agreed to a reprimand, to cease and desist from engaging in the sale of securities in Texas through unregistered agents, and to comply with certain undertakings. Merrill Lynch agreed to pay the State of Texas $1,568,985.00, as part of a total payment, consisting of fines, penalties and any other monetary sanctions, of $26,563,094.50 that will be allocated among the 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Merrill Lynch also agreed to pay $25,000.00 to the North American Securities Administrators Association (“NASAA”) as consideration for financial assistance provided by NASAA in connection with the multi-state investigation.

Muni Derivatives Settlement

As the result of the merger of BAS with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAS in the following matter: On December 7, 2010, the SEC issued an administrative and cease-and-desist order finding that BAS willfully violated Section 15(c)(1)(A) of the 1934 Act when certain employees participated in improper bidding practices involving the temporary investment of proceeds of tax-exempt municipal securities in reinvestment products during the period 1998-2002. The order censured BAS, ordered BAS to cease and desist from committing or causing such violations and future violations, and ordered BAS to pay disgorgement plus prejudgment interest in the amount of $36,096,442.00. BAS consented to the order without admitting or denying the SEC’s findings.

Prop Trading Settlement

Pursuant to an offer of settlement made by Merrill Lynch, the SEC issued on January 25, 2011 an order finding that between February 2003 and February 2005 Merrill Lynch market makers executing institutional customer orders for securities sometimes shared information concerning those trades with traders on a Merrill Lynch securities proprietary trading desk. The order found that, at times, Merrill Lynch’s securities proprietary traders used that information to place trades for Merrill Lynch after execution of the institutional customer order.

The order found that this disclosure and use of institutional customer order information by Merrill Lynch’s traders was improper and contrary to Merrill Lynch’s confidentiality representations to its customers. The order also found instances between 2002 and 2007 when Merrill Lynch charged institutional and high net worth customers undisclosed mark-ups and mark-downs on riskless securities principal trades for which Merrill Lynch had agreed to charge the customer only a commission equivalent fee. The order found that, in doing so, Merrill Lynch acted improperly and contrary to its agreements with its customers. The order also found that from 2002 through 2007 Merrill Lynch failed in many instances to make records of its agreements with institutional customers to guarantee an execution price, which agreements were part of the terms and conditions of the institutional customer orders. The order found that, as a result of its conduct, Merrill Lynch willfully violated Section 15(c)(1)(A) of the 1934 Act by effecting transactions in securities by means of manipulative, deceptive or other fraudulent devices or contrivances, and willfully violated Section 15(g) of the 1934 Act by failing to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information. The order also found that under Section 15(b)(4)(E) of the 1934 Act, Merrill Lynch failed reasonably to supervise its traders with a view towards preventing them from violating the federal securities laws. The order also found that Merrill Lynch willfully violated Section 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder by failing to record certain terms and conditions of customer orders. Merrill Lynch neither admitted nor denied the findings in the order. The findings in the order are not binding on any person or entity other than Merrill Lynch. On December 17, 2010, Merrill Lynch submitted an offer of settlement to the SEC. In the offer of settlement, Merrill Lynch agreed to consent to the entry of the order, without admitting or denying the findings contained therein (other than those relating to jurisdiction). The order was issued on January 25, 2011. The order (1) required that Merrill Lynch cease and desist from committing or causing any violations and any future violations of Sections 15(c)(1)(A), 15(g) and 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder; (2) censured Merrill Lynch pursuant to Section 15(b)(4) of the 1934 Act; and (3) required pursuant to Section 15(b)(4) and Section 21B of the 1934 Act that Merrill Lynch pay a civil money penalty in the amount of $10 million. The penalty was paid on February 1, 2011.

RBC Capital Markets LLC (RBC)

RBC is a large broker-dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC with respect to issues raised in various investigations. RBC complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities as a broker-dealer. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC contests liability and/or the amount of damages, as appropriate, in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC.

On June 12, 2012, the State of Illinois Secretary of State Securities Department consented to entry of a judgment enjoining the firm for violation of the Illinois Securities Law of 1953. RBC undertook to repurchase auction rate securities from certain customers before June 30, 2009. RBC also undertook to use best efforts to provide, by December 31, 2009, liquidity opportunities for customers ineligible for the buyback. RBC undertook to provide periodic reports to regulator. RBC paid a penalty of $1,400,139.82.

On May 10, 2012, FINRA commenced and settled an administrative proceeding against RBC for violations of FINRA Rules 1122 and 2010 and NASD Rules 2110 and 3010 for failing to establish, maintain and enforce written supervisory procedures reasonably designed to achieve compliance with applicable rules concerning short-term transactions in closed end funds. RBC paid a fine of $200,000.

On May 2, 2012, the Massachusetts Securities Division entered a consent order settling an administrative complaint against RBC, which alleged that RBC recommended unsuitable products to its brokerage and advisory clients and failed to supervise its registered representatives’ sales of inverse and leveraged ETFs in violation of Section 204(a)(2) of the Massachusetts Uniform Securities Act (“MUSA”). Without admitting or denying the allegations of fact, RBC consented to permanently cease and desist from violations of MUSA, pay restitution of $2.9 million to the investors who purchased the inverse and leveraged ETFs and pay a civil monetary penalty of $250,000.

As of April 17, 2012, RBC has been involved in the following recent actions with the SEC. On February 24, 2009, the SEC commenced and settled an administrative proceeding against RBC for willful violations of Section 15B(c)(1) of the 1934 Act and Municipal Securities Rulemaking Board Rules G-17, G-20 and G-27, related to municipal expenses in connection with ratings agency trips. The firm was censured and paid a civil monetary penalty of $125,000.

On June 9, 2009, the SEC commenced and settled a civil action against RBC for willful violations of Section 15(c) of the 1934 Act, in connection with auction rate securities (ARS). The firm agreed to repurchase ARS owned by certain retail customers and to use best efforts to provide ineligible customers opportunities to liquidate ARS, and other ancillary relief.

On September 27, 2011, the SEC commenced and settled an administrative proceeding against RBC for willful violations of Sections 17(a)(2) and 17(a)(3) of the 1933 Act for negligently selling the collateralized debt obligations to five Wisconsin school districts despite concerns about the suitability of the product. The firm agreed to pay disgorgement of $6.6 million, prejudgment interest of $1.8 million, and a civil monetary penalty of $22 million.

Please see RBC’s Form BD for more details.

Margin Levels Expected to be Held at the FCMs

The following is based on how the VIX Funds have been managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that the Matching Fund will ever have futures exposure greater than 1x the Fund’s assets, or that the Ultra Fund will ever have futures exposure greater than two times (2x) the Fund’s assets. Thus the maximum margin held at an FCM would not exceed two times the margin requirement for the Ultra Fund. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the VIX Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the VIX Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

As of May 31, 2013, ProShares VIX Short-Term Futures ETF had futures contracts with notional amounts equal to approximately 100% of Fund assets. As of May 31, 2013, the minimum margin requirement as a percentage of futures notional was approximately 28%. Thus, the minimum margin held at FCMs was approximately 28% of Fund assets for ProShares VIX Short-Term Futures ETF.

As of May 31, 2013, ProShares Ultra VIX Short-Term Futures ETF had futures contracts with notional amounts equal to approximately 200% of Fund assets. As of May 31, 2013, the minimum margin requirement as a percentage of futures notional was approximately 28%. Thus, the minimum margin held at FCMs was approximately 56% of Fund assets for ProShares Ultra VIX Short-Term Futures ETF.

The VIX Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the VIX Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future each VIX Fund may be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures contracts with respect to commodities. Each VIX Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Sidley Austin LLP has acted as counsel to the Trust in connection with this offering. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each VIX Fund, in the opinion of Sidley Austin LLP, each VIX Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Sidley Austin LLP has relied are: (1) the VIX Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a VIX Fund’s gross income will be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. Each VIX Fund’s sponsor will use its best efforts to cause the operation of a VIX Fund in such manner as is necessary for a VIX Fund to continue to meet the qualifying income exception.

While it is expected that each VIX Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the VIX Funds are undertaking and the possibility of future changes in its circumstances, it is possible that a VIX Fund will not so qualify for any particular year. Sidley Austin LLP has no obligation to advise a VIX Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A VIX Fund’s taxation as a partnership will depend on such VIX Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that the actual results of a VIX Fund’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason a VIX Fund becomes taxable as a corporation for U.S. federal income tax purposes, such VIX Fund’s items of income and deduction would not pass through to the VIX Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The VIX Fund would be required to pay income tax at corporate rates on its net income. Distributions by the VIX Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the VIX Fund’s earnings and profits, and the payment of these distributions would not be deductible by the VIX Fund. These consequences would have a material adverse effect on the VIX Fund, the VIX Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a VIX Fund fails to meet the qualifying income exception, the VIX Fund may still qualify as a partnership if the VIX Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the VIX Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a VIX Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the VIX Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a VIX Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a VIX Fund retains its partnership qualification, the VIX Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each VIX Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of VIX Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a VIX Fund is required to include in income its allocable share of a VIX Fund’s income, gain, loss, deduction and other items for a VIX Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a VIX Fund may be required to take into account taxable income without a corresponding current receipt of cash if a VIX Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a VIX Fund’s expenses or capital losses. Each VIX Fund’s taxable year ends on December 31 unless otherwise required by law. Each VIX Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective VIX Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a VIX Fund’s portfolio. Each VIX Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such VIX Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each VIX Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such VIX Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such VIX Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a VIX Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a VIX Fund’s investments, possibly with retroactive effect. As the VIX Funds pass-through their items of income, gain and loss to Shareholders, any change in the manner in which a VIX Fund accounts for these items could have an adverse impact on the shareholders of that VIX Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of its futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements are generally not Section 1256 Contracts. Section 1256 Contracts held by the VIX Funds at the end of a taxable year of the VIX Funds will be treated for U.S. federal income tax purposes as if they were sold by the VIX Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a VIX Fund’s obligations under such contracts), must be taken into account by a VIX Fund in computing its taxable income for the year. If a Section 1256 Contract held by a VIX Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a VIX Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a VIX Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the VIX Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the VIX Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the VIX Funds’ Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a VIX Fund’s income, gain, loss, deduction and other items are determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each VIX Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each VIX Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a VIX Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which a VIX Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a VIX Fund’s monthly convention for allocating income and deductions. If this were to occur, a VIX Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a VIX Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that VIX Fund’s assets. This results in the allocation of items of a VIX Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such VIX Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a VIX Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each VIX Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each VIX Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a VIX Fund’s assets based on a calculation utilizing the creation/redemption price of a VIX Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a VIX Fund’s assets at the time it acquires the Shares or (2) a purchase of newly issued Shares will not be allocated its entire share in the loss in a VIX Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a VIX Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the VIX Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the VIX Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the VIX Funds.

Section 754 Election

Each VIX Fund has made or intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a VIX Fund generally has the effect of requiring a purchaser of Shares in that VIX Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that VIX Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that VIX Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a VIX Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a VIX Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a VIX Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a VIX Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a VIX Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each VIX Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each VIX Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a VIX Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a VIX Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the VIX Fund interests and its share of inside basis.

Constructive Termination

A VIX Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in that VIX Fund within a twelve-month period. A constructive termination results in the closing of a VIX Fund’s taxable year for all holders of Shares in that VIX Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a VIX Fund (which is a fiscal year ending December 31), the early closing of a VIX Fund’s taxable year may result in more than twelve months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. A VIX Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a VIX Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a VIX Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below. The VIX Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a VIX Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a VIX Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a VIX Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a VIX Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a VIX Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income”. U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the VIX Funds.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a VIX Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a VIX Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a VIX Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a VIX Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a VIX Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a VIX Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a VIX Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a VIX Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a VIX Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. Shareholder may deduct its share of expenses of a VIX Fund only to the extent that such share, together with such noncorporate U.S. Shareholder’s other miscellaneous itemized deductions, exceeds 2% of such noncorporate U.S. Shareholder’s adjusted gross income. In addition, in the case of individuals whose U.S. federal adjusted gross income exceeds a certain inflation-adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of U.S. federal adjusted gross income over the applicable threshold; or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). It is anticipated that Management Fees that each VIX Fund will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a VIX Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each VIX Fund has elected, or is expected to elect, to treat such expenses as ratably deductable over 180 months, beginning with the month the VIX Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a VIX Fund’s taxable income and losses are determined monthly and are apportioned among a VIX Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a VIX Fund’s convention for allocating income and deductions. In that event, a VIX Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a VIX Fund’s convention, the IRS may contend that taxable income or losses of a VIX Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each VIX Fund’s Sponsor is authorized to revise a VIX Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each VIX Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each VIX Fund. Each VIX Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant VIX Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a VIX Fund’s items generally will be made at the VIX Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent each VIX Fund as such VIX Fund’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each shareholder will be informed of the commencement of an audit of a VIX Fund. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the shareholders.

Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a VIX Fund’s returns as well as those related to the VIX Fund’s returns.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against shareholders for items in a VIX Fund’s returns. The Tax Matters Partner may bind a shareholder with less than a

1% profits interest in a VIX Fund to a settlement with the IRS unless that shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any shareholder having at least a 1% interest in profits or by any group of shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each shareholder with an interest in the outcome may participate.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a VIX Fund, withheld on payments made to the Trust or paid by the Trust on behalf of VIX Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a VIX Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a VIX Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a VIX Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a VIX Fund’s material advisers could be required to maintain a list of persons investing in that VIX Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each VIX Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a VIX Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a VIX Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a VIX Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant VIX Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a new reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The new withholding rules generally apply to Withholdable Payments (other than gross proceeds of the type described above) made after June 30, 2014 and payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016.

The new rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a VIX Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the new rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Although the application of the new withholding rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of an interest in a VIX Fund will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the non-U.S. Shareholder’s interest in assets that can produce U.S. source interest or dividends, unless the selling non-U.S. Shareholder provides appropriate reporting information. Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (RICs)

The treatment of a RIC’s investment in a VIX Fund will depend, in part, on whether a VIX Fund is classified as a qualified publicly traded partnership (“PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the VIX Funds will not be qualified PTPs. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a VIX Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the VIX Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each VIX Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a VIX Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a VIX Fund during the taxable year. In determining the unrelated debt-financed income of a VIX Fund, an allocable portion of deductions directly connected with a VIX Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a VIX Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A VIX Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PART TWO

GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of the VIX Funds will differ materially in certain respects from the performance of the Other Funds which is included herein.

The performance of the Other Funds, which is summarized herein, is materially different in certain respects from the Geared Fund and the Matching Fund, and the past performance summaries of the Other Funds below are generally not representative of how the Geared Fund or the Matching Fund might perform in the future.

All summary performance information is as of May 31, 2013. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Commodity
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$41,711,516
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$1,941,346
Net Asset Value as of May 31, 2013:	$4,254,274
Net Asset Value per Share[3] as of May 31, 2013:	$21.27
Worst Monthly Loss:[4]	-27.91%
(September 2011)
Worst Peak-to-Valley Loss:[5]	-49.29%
(April 2011 – May 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		-11.51%	-14.51%	1.63%	4.65%	4.64%
February		-9.37%	6.89%	2.58%	5.24%	-8.17%
March		5.85%	-2.89%	4.06%	-8.43%	0.76%
April		0.66%	3.56%	6.11%	-1.16%	-5.52%
May		26.77%	-13.83%	-10.53%	-17.71%	-4.66%
June		-4.85%	0.16%	-10.87%	10.78%
July		5.57%	13.55%	6.50%	12.77%
August		-1.97%	-5.36%	1.52%	2.35%
September		2.33%	14.71%	-27.91%	3.16%
October		5.82%	9.65%	13.16%	-7.85%
November	-1.59%	6.47%	-1.44%	-4.74%	-0.16%
December	-9.91%	3.47%	22.04%	-7.73%	-5.34%
Annual	-11.34%	27.25%	28.95%	-28.84%	-5.78%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-12.78%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort DJ-UBS Commodity
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$95,173,240
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$8,650,362
Net Asset Value as of May 31, 2013:	$3,606,348
Net Asset Value per Share[3] as of May 31, 2013:	$60.11
Worst Monthly Loss:[4]	-23.20%
(May 2009)
Worst Peak-to-Valley Loss:[5]	-74.41%
(February 2009 – April 2011)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		8.25%	15.02%	-2.66%	-5.44%	-4.91%
February		7.52%	-8.21%	-3.16%	-5.47%	8.48%
March		-10.44%	1.86%	-5.66%	8.11%	-1.25%
April		-3.46%	-4.33%	-6.50%	0.31%	4.61%
May		-23.20%	14.14%	9.15%	20.41%	4.27%
June		0.93%	-1.55%	11.01%	-11.11%
July		-8.52%	-12.92%	-6.96%	-12.82%
August		-0.65%	4.72%	-2.99%	-3.00%
September		-4.80%	-13.42%	35.06%	-3.84%
October		-7.91%	-10.27%	-13.06%	7.73%
November	1.14%	-7.92%	-1.01%	3.77%	-0.57%
December	5.97%	-4.66%	-19.03%	7.04%	5.15%
Annual	7.18%	-45.43%	-34.35%	18.60%	-4.97%
Year-to-Date	N/A	N/A	N/A	N/A %	N/A	11.11%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra DJ-UBS Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$4,717,192,520
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$(69,546,997)
Net Asset Value as of May 31, 2013:	$261,706,707
Net Asset Value per Share[3] as of May 31, 2013:	$27.70
Worst Monthly Loss:[4]	-40.05%
(December 2008)
Worst Peak-to-Valley Loss:[5]	-73.02%
(Inception – October 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		-29.62%	-17.41%	-0.76%	-1.50%	11.40%
February		-22.51%	16.44%	-0.93%	16.39%	-12.31%
March		6.57%	9.05%	16.17%	-8.66%	10.30%
April		-10.92%	6.28%	11.89%	1.99%	-8.84%
May		58.86%	-30.86%	-21.14%	-32.85%	-4.07%
June		7.46%	-1.02%	-15.38%	-5.48%
July		-5.61%	6.72%	-1.08%	5.40%
August		-6.46%	-16.13%	-16.65%	18.59%
September		-1.64%	17.69%	-22.33%	-9.61%
October		16.57%	1.00%	35.20%	-13.83%
November	-1.38%	-1.68%	4.12%	15.54%	4.23%
December	-40.05%	-2.91%	17.17%	-4.15%	4.52%
Annual	-40.88%	-14.59%	-0.99%	-18.23%	-28.11%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-5.77%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort DJ-UBS Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$2,056,924,084
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$138,038,168
Net Asset Value as of May 31, 2013:	$219,336,091
Net Asset Value per Share[3] as of May 31, 2013:	$40.10
Worst Monthly Loss:[4]	-40.18%
(May 2009)
Worst Peak-to-Valley Loss:[5]	-83.85%
(February 2009 – February 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		20.65%	19.06%	-1.93%	-0.18%	-10.82%
February		15.74%	-17.55%	-1.17%	-15.40%	12.92%
March		-23.29%	-9.94%	-16.39%	7.52%	-10.12%
April		2.31%	-7.28%	-12.36%	-3.25%	7.27%
May		-40.18%	37.38%	17.41%	45.59%	2.47%
June		-11.11%	-2.10%	13.87%	-0.84%
July		-1.14%	-8.74%	-0.90%	-8.47%
August		3.15%	16.03%	11.34%	-17.32%
September		-4.21%	-16.55%	21.29%	8.99%
October		-17.10%	-3.48%	-30.03%	12.73%
November	-2.35%	-1.21%	-6.34%	-15.40%	-6.95%
December	19.09%	1.00%	-15.66%	1.48%	-5.36%
Annual	16.28%	-52.91%	-25.70%	-23.66%	3.84%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-0.52%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra DJ-UBS Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$185,265,202
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$19,798,672
Net Asset Value as of May 31, 2013:	$33,229,933
Net Asset Value per Share[3] as of May 31, 2013:	$46.16
Worst Monthly Loss:[4]	-39.34%
(March 2012)
Worst Peak-to-Valley Loss:[5]	-81.26%
(Inception – May 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013
January		-33.79%	-2.67%
February		-7.98%	2.40%
March		-39.34%	29.13%
April		-0.48%	13.20%
May		-0.06%	-18.86%
June		21.89%
July		25.46%
August		-28.03%
September		23.97%
October	-3.23%	3.06%
November	-24.05%	-14.18%
December	-30.62%	-13.68%
Annual	-49.01%	-61.71%
Year-to-Date	N/A	N/A	18.20%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort DJ-UBS Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$63,425,772
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$28,498,197
Net Asset Value as of May 31, 2013:	$25,988,504
Net Asset Value per Share[3] as of May 31, 2013:	$17.92
Worst Monthly Loss:[4]	-28.95%
(June 2012)
Worst Peak-to-Valley Loss:[5]	-68.85%
(March 2012 – April 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013
January		30.13%	-1.67%
February		0.98%	-5.48%
March		56.44%	-24.30%
April		-4.32%	-15.15%
May		-8.88%	17.55%
June		-28.95%
July		-27.12%
August		30.80%
September		-23.39%
October	0.57%	-6.83%
November	27.35%	11.11%
December	39.41%	11.43%
Annual	78.55%	7.26%
Year-to-Date	N/A	N/A	-29.81%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$502,336,728
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$140,420,022
Net Asset Value as of May 31, 2013:	$195,593,494
Net Asset Value per Share[3] as of May 31, 2013:	$57.53
Worst Monthly Loss:[4]	-23.82%
(December 2011)
Worst Peak-to-Valley Loss:[5]	-47.98%
(August 2011 – May 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		10.61%	-2.22%	-11.26%	28.64%	0.48%
February		6.21%	4.96%	12.66%	2.55%	-9.22%
March		-8.60%	0.81%	3.57%	-12.33%	1.03%
April		-7.93%	11.30%	13.40%	-1.83%	-16.74%
May		21.19%	4.29%	-0.32%	-11.53%	-10.49%
June		-8.76%	5.47%	-4.33%	4.62%
July		0.44%	-12.14%	16.53%	2.48%
August		3.04%	13.12%	22.50%	2.91%
September		7.95%	9.62%	-21.35%	15.51%
October		8.54%	5.68%	12.10%	-6.65%
November		26.93%	4.89%	2.19%	0.43%
December	23.30%	-15.05%	2.65%	-23.82%	-8.05%
Annual	23.30%	42.95%	57.02%	9.71%	10.35%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-31.32%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$519,061,037
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$268,402,722
Net Asset Value as of May 31, 2013:	$186,724,212
Net Asset Value per Share[3] as of May 31, 2013:	$84.99
Worst Monthly Loss:[4]	-24.37%
(January 2012)
Worst Peak-to-Valley Loss:[5]	-88.74%
(Inception – September 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		-12.44%	0.61%	11.62%	-24.37%	-1.47%
February		-8.58%	-6.45%	-11.95%	-3.48%	9.42%
March		4.35%	-2.01%	-4.43%	12.18%	-1.44%
April		6.15%	-11.01%	-12.72%	0.60%	14.63%
May		-18.90%	-5.46%	-0.84%	11.02%	9.24%
June		8.14%	-6.70%	3.70%	-6.17%
July		-1.67%	12.44%	-15.13%	-3.57%
August		-4.12%	-12.50%	-21.72%	-3.63%
September		-8.81%	-9.53%	21.16%	-14.63%
October		-9.09%	-6.43%	-12.90%	6.40%
November		-22.76%	-6.35%	-3.74%	-1.39%
December	-22.47%	15.24%	-4.06%	28.00%	8.09%
Annual	-22.47%	-45.91%	-45.83%	-27.18%	-22.78%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	33.06%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$2,337,427,567
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$1,108,022,337
Net Asset Value as of May 31, 2013:	$532,310,827
Net Asset Value per Share[3] as of May 31, 2013:	$22.85
Worst Monthly Loss:[4]	-50.93%
(September 2011)
Worst Peak-to-Valley Loss:[5]	-87.62%
(April 2011 – May 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		30.91%	-9.19%	-19.29%	39.92%	13.30%
February		10.07%	-3.77%	44.19%	21.64%	-18.79%
March		-3.39%	16.36%	25.05%	-25.33%	-2.67%
April		-8.72%	11.87%	62.43%	-8.23%	-29.79%
May		48.18%	-2.78%	-43.56%	-19.70%	-15.45%
June		-20.90%	0.64%	-19.37%	-8.46%
July		-5.87%	-12.07%	25.13%	7.40%
August		11.41%	13.00%	6.12%	16.30%
September		25.22%	35.55%	-50.93%	27.12%
October		-0.05%	16.11%	22.20%	-13.81%
November		17.86%	25.47%	-17.46%	11.96%
December	14.42%	-13.40%	25.30%	-21.78%	-24.27%
Annual	14.42%	99.56%	173.63%	-44.69%	-0.52%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-46.83%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$1,958,520,348
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$374,521,246
Net Asset Value as of May 31, 2013:	$119,911,680
Net Asset Value per Share[3] as of May 31, 2013:	$79.49
Worst Monthly Loss:[4]	-42.41%
(April 2011)
Worst Peak-to-Valley Loss:[5]	-99.20%
(Inception – November 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		-30.75%	6.25%	17.54%	-32.75%	-14.21%
February		-12.75%	-1.65%	-33.03%	-20.18%	21.21%
March		-3.04%	-17.28%	-26.55%	27.37%	1.17%
April		4.15%	-13.65%	-42.41%	6.34%	28.38%
May		-37.42%	-3.39%	20.59%	20.84%	14.53%
June		18.90%	-5.63%	16.50%	3.78%
July		0.97%	10.64%	-26.91%	-9.59%
August		-16.54%	-14.05%	-13.79%	-15.77%
September		-26.33%	-28.05%	38.68%	-25.12%
October		-4.39%	-18.10%	-28.46%	14.03%
November		-19.82%	-26.17%	15.21%	-12.57%
December	-21.60%	11.08%	-24.65%	14.07%	29.28%
Annual	-21.60%	-76.00%	-78.79%	-61.57%	-32.99%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	54.67%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$31,586,320
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$3,272,169
Net Asset Value as of May 31, 2013:	$3,506,166
Net Asset Value per Share[3] as of May 31, 2013:	$23.37
Worst Monthly Loss:[4]	-16.10%
(January 2009)
Worst Peak-to-Valley Loss:[5]	-35.67%
(November 2009 – July 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		-16.10%	-6.28%	4.70%	1.94%	5.71%
February		-2.14%	-3.74%	1.57%	3.62%	-7.71%
March		9.48%	-1.78%	5.42%	0.05%	-3.75%
April		-0.98%	-2.97%	9.16%	-1.62%	5.39%
May		14.01%	-15.18%	-5.62%	-12.87%	-2.75%
June		-1.71%	-0.90%	1.50%	4.59%
July		3.03%	13.32%	-1.85%	-5.68%
August		1.01%	-5.63%	-0.09%	4.30%
September		4.06%	15.54%	-13.16%	4.23%
October		1.04%	4.08%	6.42%	1.53%
November	-3.10%	4.00%	-13.15%	-5.83%	0.53%
December	20.70%	-9.23%	5.95%	-7.32%	2.79%
Annual	16.96%	3.03%	-14.48%	-7.28%	1.93%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-3.76%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$4,000,200
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$4,000,200
Net Asset Value as of May 31, 2013:	$3,807,243
Net Asset Value per Share[3] as of May 31, 2013:	$38.07
Worst Monthly Loss:[4]	-2.88%
(January 2013)
Worst Peak-to-Valley Loss:[5]	-9.81%
(July 2012 – January 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2012	2013
January	—	-2.88%
February	—	3.91%
March	—	1.70%
April	—	-2.76%
May	—	1.24%
June*	-1.32%
July	2.68%
August	-2.27%
September	-2.23%
October	-0.93%
November	-0.40%
December	-1.51%
Annual	-5.90%
Year-to-Date	N/A	1.04%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$2,132,121,095
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$460,145,139
Net Asset Value as of May 31, 2013:	$518,052,045
Net Asset Value per Share[3] as of May 31, 2013:	$19.44
Worst Monthly Loss:[4]	-18.61%
(December 2008)
Worst Peak-to-Valley Loss:[5]	-36.77%
(November 2008 – April 2011)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		17.58%	6.32%	-5.04%	-2.49%	-5.76%
February		1.29%	3.37%	-1.95%	-3.88%	7.90%
March		-9.86%	1.30%	-5.56%	-0.47%	3.51%
April		0.18%	2.58%	-8.81%	1.33%	-5.46%
May		-12.88%	16.81%	5.21%	14.31%	2.46%
June		0.93%	0.30%	-2.15%	-4.86%
July		-3.45%	-12.37%	1.32%	5.50%
August		-1.43%	5.33%	-0.58%	-4.52%
September		-4.24%	-14.03%	14.26%	-4.43%
October		-1.41%	-4.60%	-6.97%	-1.83%
November	2.93%	-4.32%	14.26%	5.48%	-0.81%
December	-18.61%	9.68%	-6.11%	7.49%	-2.97%
Annual	-16.22%	-10.84%	8.66%	0.22%	-6.49%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	1.95%

See accompanying Footnotes to Performance Information.

*	Represents rate of return from inception to June 29, 2012, as the inception of trading date for the pool was after June 1, 2012.

Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$11,322,654
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$3,929,709
Net Asset Value as of May 31, 2013:	$3,089,328
Net Asset Value per Share[3] as of May 31, 2013:	$20.59
Worst Monthly Loss:[4]	-15.60%
(February 2009)
Worst Peak-to-Valley Loss:[5]	-44.18%
(August 2011 – May 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		1.67%	6.21%	-2.25%	1.83%	-10.24%
February		-15.60%	2.89%	0.55%	-12.23%	-2.89%
March		-3.21%	-9.78%	-3.51%	-3.77%	-3.21%
April		0.49%	-1.08%	4.97%	7.33%	-7.13%
May		6.81%	6.40%	-1.08%	3.66%	-6.03%
June		-2.48%	5.51%	2.38%	-4.03%
July		3.30%	4.39%	9.24%	4.50%
August		3.19%	5.59%	0.78%	-0.57%
September		7.30%	0.99%	-1.62%	0.57%
October		-0.79%	7.47%	-2.89%	-4.61%
November	3.03%	8.35%	-7.64%	1.40%	-6.36%
December	10.44%	-14.04%	5.91%	1.29%	-9.85%
Annual	13.79%	-8.11%	28.13%	8.90%	-22.73%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-26.37%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$1,160,920,654
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$443,816,074
Net Asset Value as of May 31, 2013:	$544,383,757
Net Asset Value per Share[3] as of May 31, 2013:	$66.80
Worst Monthly Loss:[4]	-10.60%
(December 2008)
Worst Peak-to-Valley Loss:[5]	-47.04%
(March 2009 – January 2012)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January		-2.56%	-6.25%	1.85%	-2.11%	10.61%
February		17.12%	-3.39%	-0.87%	13.43%	2.19%
March		2.07%	10.27%	2.79%	3.44%	2.86%
April		-1.17%	0.74%	-5.14%	-7.26%	6.29%
May		-7.18%	-7.31%	0.74%	-3.88%	5.69%
June		1.58%	-5.58%	-2.64%	3.81%
July		-3.95%	-4.67%	-8.79%	-4.54%
August		-3.66%	-5.79%	-1.49%	0.25%
September		-7.28%	-1.61%	1.33%	-0.86%
October		0.16%	-7.23%	2.26%	4.51%
November	-3.07%	-8.10%	7.93%	-1.62%	6.38%
December	-10.60%	15.36%	-6.09%	-1.51%	10.53%
Annual	-13.35%	-1.10%	-26.84%	-12.90%	23.92%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	30.61%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$4,000,200
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$4,000,200
Net Asset Value as of May 31, 2013:	$3,583,153
Net Asset Value per Share[3] as of May 31, 2013:	$35.83
Worst Monthly Loss:[4]	-14.54%
(May 2013)
Worst Peak-to-Valley Loss:[5]	-15.02%
(March 2013 – May 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January						0.94%
February						-3.77%
March						4.28%
April						-0.56%
May						-14.54%
June
July*					4.03%
August					-2.91%
September					1.27%
October					0.59%
November					1.50%
December					-0.42%
Annual					3.98%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	-13.91%

See accompanying Footnotes to Performance Information.

*	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.

Name of Pool:	ProShares UltraShort Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$15,947,907
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$15,947,907
Net Asset Value as of May 31, 2013:	$17,175,553
Net Asset Value per Share[3] as of May 31, 2013:	$42.94
Worst Monthly Loss:[4]	-4.35%
(March 2013)
Worst Peak-to-Valley Loss:[5]	-7.73%
(Inception – March 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2008	2009	2010	2011	2012	2013
January						-1.26%
February						3.60%
March						-4.35%
April						0.10%
May						16.30%
June
July*					-4.17%
August					2.68%
September					-1.71%
October					-0.91%
November					-1.76%
December					0.15%
Annual					-5.70%
Year-to-Date	N/A	N/A	N/A	N/A	N/A	13.91%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$778,520,122
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$19,664,879
Net Asset Value as of May 31, 2013:	$61,114,877
Net Asset Value per Share[3] as of May 31, 2013:	$87.30
Worst Monthly Loss:[4]	-26.85%
(May 2012)
Worst Peak-to-Valley Loss:[5]	-29.34%
(March 2012 – May 2012)

*	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013
January		31.19%	25.87%
February		4.50%	-6.34%
March		39.60%	18.25%
April		-3.41%	-2.00%
May		-26.85%	-3.39%
June		29.53%
July		5.11%
August		16.20%
September		23.02%
October	27.51%	-7.76%
November	-10.40%	22.09%
December	13.17%	-13.67%
Annual	29.29%	155.84%
Year-to-Date	N/A	N/A	31.97%

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of May 31, 2013:	$318,550,392
Aggregate Net Capital Subscriptions[2] as of May 31, 2013:	$156,834,714
Net Asset Value as of May 31, 2013:	$67,194,574
Net Asset Value per Share[3] as of May 31, 2013:	$26.09
Worst Monthly Loss:[4]	-18.65%
(January 2013)
Worst Peak-to-Valley Loss:[5]	-72.49%
(September 2011 – April 2013)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012	2013
January	-10.88%	-9.76%	-18.65%
February	-3.79%	1.25%	-3.13%
March	-1.77%	-17.42%	-3.31%
April	-6.98%	-0.83%	-6.78%
May	-2.60%	13.10%	5.89%
June	1.15%	-12.30%
July	-3.41%	-5.77%
August	28.73%	-2.59%
September	16.65%	-17.84%
October	-16.01%	-5.90%
November	7.47%	-10.69%
December	-8.29%	-0.53%
Annual	-7.31%	-53.21%
Year-to-Date	N/A	N/A	-24.79%

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

[1]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[2]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[3]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of May 31, 2013. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[4]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[5]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

[6]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of the Funds are, or will be, used to enter into Financial Instruments in which a Fund invests, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) that may in part be used for direct investment or deposited with the FCMs as margin in connection with futures contracts or in segregated accounts at the Funds’ custodian bank as collateral for swap agreements, as applicable. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures contract positions.

The Sponsor has selected Goldman, Sachs & Co. (Goldman Sachs), Jefferies Bache, LLC (JBL), Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) and RBC Capital Markets, LLC (RBC) as its FCMs. JBL currently is an indirect, wholly owned subsidiary of Jefferies Group, LLC, which in turn is an indirect, wholly owned subsidiary of Leucadia National Corporation. Prior to July 1, 2011, JBL had been an indirect, wholly owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. Each of Goldman Sachs, JBL, Merrill Lynch and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of Goldman Sachs, JBL, Merrill Lynch and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable. Each of Goldman Sachs, JBL, Merrill Lynch and RBC is registered as an FCM with the CFTC and is a member of the NFA. Goldman Sachs, JBL and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. None of Goldman Sachs, JBL, Merrill Lynch or RBC are affiliated with or act as a supervisor of the Trust, the Funds, the Sponsor, the Trustee, or BBH&Co. (the Administrator and the Custodian). None of Goldman Sachs, JBL, Merrill Lynch or RBC, in their capacity as FCMs, are acting as underwriters or sponsors of the offering of the Shares, or have passed upon the merits of participating in this offering. None of Goldman Sachs, JBL, Merrill Lynch or RBC have passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. None of Goldman Sachs, JBL, Merrill Lynch or RBC provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Goldman Sachs, JBL, Merrill Lynch or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace Goldman Sachs, JBL, Merrill Lynch and/or RBC as the Funds’ clearing broker.

To the extent, if any, that the Funds enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the Financial Instruments as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of the Geared Fund or 25,000 Shares of the Matching Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise by this Prospectus). If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits the VIX Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate BBH&Co., as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution”.

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each VIX Fund means any day on which the NAV of such Fund is determined.

Purchase orders must be placed by the cut-off time shown on page 3 or earlier if the NYSE, a Fund’s primary listing exchange or other exchange material to the valuation or operation of such Fund (any Exchange) closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Geared Fund, or 25,000 Shares of the Matching Fund, on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to the NAV calculation time, which may be different from the close of U.S. markets, as shown in the table on page 3.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (EFCRP) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the third Business Day following the purchase order date (T+3); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying VIX futures contracts; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	the order would be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, or earlier if any Exchange closes before the cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “—Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying VIX futures contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH&Co. for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BBH&Co. of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, have been named as defendants in a purported class action lawsuit in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust is also a defendant in this action, along with several others. The action was initially brought by Steven Novick, on behalf of himself and all others similarly situated, in a complaint filed August 5, 2009, and was consolidated on April 28, 2011, with 33 related putative class actions. The second amended complaint alleges that the defendants violated Sections 11 and 15 of the 1933 Act by including untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares’ exchange-traded funds (“ETFs”) and allegedly failing to adequately disclose the funds’ investment objectives and risks. Claimants, all purchasers of shares of ETFs sold by the Trust or ProShares Trust, seek class certification, compensatory damages, punitive damages, litigation costs, expectation damages and declaratory judgment. The six other series of the Trust named in the complaint are ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Crude Oil, and ProShares UltraShort Silver. On September 10, 2012, the District Court issued an Opinion and Order dismissing the class action lawsuit in its entirety. On July 22, 2013, the United States Court of Appeals for the Second Circuit issued an Opinion affirming the District Court’s decision and dismissing the class action lawsuit in its entirety.

JBL currently is an indirect, wholly owned subsidiary of Jefferies Group, LLC, which in turn is an indirect, wholly owned subsidiary of Leucadia National Corporation. Prior to July 1, 2011, JBL had been an indirect, wholly owned subsidiary of Prudential Financial, Inc., operating under the name Prudential Bache Commodities, LLC. JBL is registered as an FCM with the CFTC and is a member of the NFA. Goldman Sachs, JBL and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is registered as an FCM with the CFTC and is a member of the NFA. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges.

From time to time each of Goldman Sachs, JBL, Merrill Lynch and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 44, each of Goldman Sachs, JBL, Merrill Lynch and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS;

CERTAIN MATERIAL TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues, or will issue, common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH&Co., 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties, if any;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds, and previously also served as the commodity trading advisor to the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its membership with the NFA on August 31, 2000 but later re-applied and had its membership subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999. On February 17, 2013, the Sponsor’s commodity trading advisor registration was withdrawn. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” beginning on page 39 and the section entitled “Performance of Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 82.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust
Todd B. Johnson*	Chief Investment Officer and Principal of the Sponsor
Howard S. Rubin	Director, Portfolio Management and Associated Person of the Sponsor
Michael Neches	Senior Portfolio Manager and Associated Person of the Sponsor
Jeffrey Ploshnick	Senior Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Lisa P. Johnson	Principal of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisers registered under the Investment Advisers Act of 1940 (the “Advisers Act”). PFA is also a commodity trading advisor registered under the CEA.

Michael L. Sapir, Chairman, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997; and a member of PSA since April 2005. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has ownership interest in the Sponsor and PSA. The Sapir Family Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has ownership interest in the Sponsor and PFA. Northstar Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

Todd B. Johnson, a registered swap associated person of the Sponsor since January 4, 2013, a registered associated person of the Sponsor since January 29, 2010, a listed principal of the Sponsor since January 16, 2009 and Chief Investment Officer of the Sponsor since February 27, 2009. In this role, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PSA and PFA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Howard Rubin, CFA, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008 and Director, Portfolio Management of the Sponsor since December 1, 2009. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has been registered as an associated person of PFA since December 5, 2012. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007 and Senior Portfolio Manager of the Sponsor from November 27, 2008 through November 30, 2009. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Michael Neches, a registered associated person and an NFA associate member of the Sponsor since November 16, 2011 and Senior Portfolio Manager of the Sponsor since June 27, 2012. In these roles, Mr. Neches’ responsibilities include day-to-day portfolio management of certain series of the Trust. Mr. Neches has been registered as an associated person of PFA since December 5, 2012. Mr. Neches also serves as a Senior Portfolio Manager of PSA since December 2009; has served as Associate Portfolio Manager from January 2007 through November 2009; and has served as Portfolio Analyst from November 2004 through December 2006.

Jeffrey Ploshnick, a registered associated person and an NFA associate member of the Sponsor since April 12, 2011 and Senior Portfolio Manager of the Sponsor since April 12, 2011. In these roles, Mr. Ploshnick’s responsibilities include day-to-day portfolio management of certain series of the Trust. Mr. Ploshnick has been registered as an associated person of PFA since December 5, 2012. Mr. Ploshnick also serves as a Senior Portfolio Manager of PFA since May 2007 and has served as Portfolio Manager from February 2001 to April 2007.

Ryan Dofflemeyer, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010 and Portfolio Manager of the Sponsor since January 3, 2011. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the VIX Funds and certain other series of the Trust. Mr. Dofflemeyer has been registered as an associated person of PFA since December 5, 2012. Mr. Dofflemeyer also serves as a Portfolio Manager of PFA since August 2007 and was a Portfolio Analyst between October 2003 and August 2007. In addition, Mr. Dofflemeyer also serves as Portfolio Manager for Horizon BetaPro Funds (investment funds) since May 2008 and Portfolio Manager of PSA since March 2010. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute (investment funds trade organization) from September 2001 to August 2003.

Lisa Johnson, a listed principal of the Sponsor since November 11, 2008 and a listed principal of PFA since November 26, 2012. Ms. Johnson’s responsibilities include the review and approval of advertising material of the Sponsor. Ms. Johnson has been employed with PDI since April 2008 as Head of Compliance. Prior to her employment with PDI, Ms. Johnson was the Senior Corporate Compliance Officer for ICMA Retirement Corporation (a financial services company) where she was employed from February 2005 to April 2008. She served as Senior Compliance Officer for Delaware Investments (a financial services firm) from January 2001 to

February 2005. Ms. Johnson is FINRA registered and holds Series 7, 24 and 63 licenses. She also possesses a Certified Regulatory and Compliance Professional designation, from the NASD Institute at Wharton.

Victor Frye, a listed principal of the Sponsor since December 2, 2008 and a listed principal of PFA since November 26, 2012. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed by PFA since October 2002 as Chief Compliance Officer.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns one Share of ProShares VIX Short-Term Futures ETF. As of the date of this Prospectus, the Sponsor does not own any Shares of ProShares Ultra VIX Short-Term Futures ETF. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership or beneficial interest in any Fund.

Although the Sponsor does not currently trade or hold any commodity interests for its own account as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund trade, or will trade, on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund, means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when one (or more) of such Fund’s Exchanges is closed for regular trading. The Funds compute their NAVs at the time set forth below or an earlier time as set forth on www.ProShares.com if necessitated by an Exchange closing early.

Fund	NAV Calculation Time
ProShares Ultra VIX Short-Term Futures ETF	4:15 p.m. (Eastern Time)
ProShares VIX Short-Term Futures ETF

In calculating the NAV of a Fund, the settlement value of the Fund’s non-exchange-traded Financial Instruments, is determined by applying the then-current disseminated levels for the applicable index to the terms of such Fund’s non-exchange-traded Financial Instruments. However, in the event that an underlying VIX futures contract is not trading due to the operation of daily limits or otherwise, the Sponsor may, in its sole discretion, choose to fair value the index level in order to value the Fund’s non-exchange-traded Financial Instruments for purposes of the NAV calculation. Such fair value prices would generally be determined based on available inputs about the current value of the underlying VIX futures contract and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Futures contracts traded on a U.S. exchange are calculated at their then current market value, which is based upon the settlement price (for VIX Funds) or the last traded price before the NAV time, for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which the NAV is being determined. If a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying VIX futures contract and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

The Funds may use a variety of money market instruments to invest excess cash. Short-term debt instruments used in this capacity and expected to be held-to-maturity will be priced for NAV purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares.

The NYSE Arca disseminates the IOPV. In addition, the IOPV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BBH&Co. as the Administrator of the Funds and BBH&Co. has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BBH&Co. serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH&Co.’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH&Co. prepares and files certain regulatory filings on behalf of the Funds. BBH&Co. may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BBH&Co., a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH&Co. serves as the Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH&Co. serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH&Co. is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE DISTRIBUTOR

SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds. For more information on the compensation paid to SEI, see the section entitled “Plan of Distribution—General” on page 118.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH&Co. serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

BBH&Co. serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH&Co. is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH&Co. serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Funds’ investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Funds. In the event that investment assets or moneys of the Funds remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares of the Geared Fund and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of Goldman Sachs, JBL, Merrill Lynch and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between Goldman Sachs and the Funds, JBL and the Funds, Merrill Lynch and the Funds and RBC and the Funds, the Funds agree to indemnify and hold harmless each of Goldman Sachs, JBL, Merrill Lynch and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, on any instruction, notice or communication that Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares of the Funds trade on the NYSE Arca under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Banca IMI Securities Corp., Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., Jefferies LLC, J.P. Morgan Securities Inc., Knight Clearing Services LLC, Newedge USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill, LLC, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

Summary of Certain Items Paid by the Trust or the Sponsor in Connection with the Distribution

Payment	Recipient	Payor	Maximum Payment	Services Provided
Distribution/Services Fee	SEI Investments Distribution, Inc. (SEI)	ProShare Capital Management LLC (the Sponsor)	$2,593,167 (equal to approximately 0.01% of maximum gross offering proceeds)*	Taking purchase and redemption orders for Creation Units; Providing a prospectus with respect to the above orders; Reviewing any permitted advertising or marketing material; and Archiving associated records.

Wholesaling Support and Distribution and Shareholder Services Fee	ProFunds Distributors, Inc. (PDI), an affiliated broker-dealer of the Sponsor	ProShare Capital Management LLC (the Sponsor)	$2,337,639 (equal to approximately 0.09% of minimum gross offering proceeds)*	Wholesaling support, including promoting the sale of investment products; Conducting training seminars on investment products; Creating and maintaining advertising and sales literature files; and retaining associated records.

*	“Gross offering proceeds” includes proceeds from other series of the Trust that are registered on the same registration statement as the VIX Funds but are not offered by this Prospectus. These series are: ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares UltraShort Euro and ProShares UltraShort Yen.

For additional details, see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Sponsor (from its own assets) pays SEI for performing its duties on behalf of the Funds. The fees paid to SEI represent the greater of (i) a fixed amount per fund of the Trust per annum or (ii) 0.0040% of the aggregate average daily net assets of the Trust on assets that are less than or equal to $30 billion and 0.0035% of the aggregate average daily assets of the Trust on assets that exceed $30 billion. Assuming the minimum gross offering proceeds are sold, the amount payable to SEI is estimated to be $427,500, equal to approximately 0.02% of gross offering proceeds. Assuming the maximum gross offering proceeds are sold, the maximum amount payable to SEI will be $2,593,167, an amount equal to approximately 0.01% of gross offering proceeds. These amounts include reimbursements to SEI for marketing material review. “Gross offering proceeds”, as used in this section, includes proceeds from other series of the Trust that are registered on the same registration statement as the VIX Funds but are not offered by this Prospectus. These series are: ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares UltraShort Euro and ProShares UltraShort Yen. For a description of services provided by SEI, see the section entitled “The Distributor” on page 112.

Also, the Sponsor (from its own assets) pays ProFunds Distributors, Inc. (PDI), an affiliated broker-dealer of the Sponsor and a FINRA member, to provide wholesaling and distribution/shareholder services support for all funds that it manages. For its services, the Sponsor pays PDI: 1) a fixed amount split among the Sponsor and two of its investment adviser affiliates pro rata based on the amount of net assets managed by that entity; and 2) reimbursements for any sales-related expenses PDI incurs on behalf of the Sponsor. Irrespective of the amount sold, the amount payable to PDI is estimated to be $2,337,639. This amount includes a portion of the fixed amount payable to PDI along with reimbursements for non-transaction based compensation (salaries), gifts, business entertainment expenses, training and education. Assuming the minimum gross offering proceeds are sold, this amount would constitute 0.09% of gross offering proceeds. Assuming the maximum gross offering proceeds are sold, this amount would constitute approximately 0.01% of gross offering proceeds.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. in any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Sidley Austin LLP has advised the Sponsor in connection with the Shares being offered. Sidley Austin LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Funds or the shareholders in matters relating to the Trust or the Funds and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ProShares Trust II’s Amendment No. 1 on Form 10-K/A for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10 K for the year ended December 31, 2012 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, along with any amendments thereto, which have been incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below, and any future filings it may make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Amendment No. 1 on Form 10-K/A, dated July 15, 2013, to our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Our Current Report on Form 8-K, dated May 24, 2013;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2012, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Funds

Advisers Act	The Investment Advisers Act of 1940

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Funds

BBH&Co.	Brown Brothers Harriman & Co.

Business Day	Any day on which the NAV of a specified Fund is determined.

CBOE	Chicago Board Options Exchange, Incorporated

CBOT	Chicago Board of Trade

CEA	Commodity Exchange Act, as amended

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 25,000 or 50,000 Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for the Funds

Distributor	SEI Investments Distribution Co., as distributor for the Funds

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

Exchange	The NYSE, a Fund’s primary listing exchange or other exchange material to the valuation or operation of such Fund.

FCM	Futures Commission Merchant

Financial Instrument	Futures contracts, swap agreements and other instruments whose value is based on an equity market volatility index.

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust.

Goldman Sachs	Goldman, Sachs & Co.

ICE	Intercontinental Exchange

IRS	United States Internal Revenue Service

JBL	Jefferies Bache, LLC

LME	London Metal Exchange

Merrill Lynch	Merrill Lynch, Pierce, Fenner & Smith Incorporated

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

NYSE	New York Stock Exchange

NYSE Arca	New York Stock Exchange Archipelago

Other Fund	A series of the Trust that is not being offered pursuant to this Prospectus.

PDI	ProFunds Distributors, Inc.

PTP	Publicly traded partnership

RBC	RBC Capital Markets, LLC

S&P	Standard & Poor’s

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

VIX	CBOE Volatility Index

VIX Fund(s)	One or more series of the Trust offered herein.

S-3B-3